EXHIBIT 10.5

AGREEMENT OF LEASE

BY AND BETWEEN

KORE WESTPARK, LLC

(“LANDLORD”)

AND

JDL DIGITAL SYSTEMS, INC.

(“TENANT”)

DATED AS OF

September 7, 2023

AGREEMENT OF LEASE

This Agreement of Lease (“Lease”) between the parties set forth below incorporates the Basic Lease Provisions and the General Lease Provisions attached hereto. In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Paragraph, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. BASIC LEASE PROVISIONS:

1.	Effective Date:	See cover page
2.	Tenant:	JDL DIGITAL SYSTEMS, INC., a Washington corporation, doing business as Airship Industries, Inc.
3.	Landlord:	KORE WESTPARK, LLC, a Delaware limited liability company
4.	Premises:

The space in the Building depicted on Exhibit A, containing 15,567 rentable square feet [being comprised of (i) 3,720 rentable square feet of office space and 3,655 rentable square feet of warehouse space, designated as Suite 120, and (ii) 8,192 rentable square feet of office space, designated as Suite 250, for a total of 11,912 rentable square feet of office space (collectively, the “Office Space”) and 3,655 rentable square feet of warehouse space (the “Warehouse Space”), in the aggregate] (“Rentable Area”) (more or less), having a street address of 8210 154th Avenue NE, Redmond, Washington 98052.

5.	(a) Project:

Twenty-one (21) building complex comprised of the following: (a) the office building complex, comprised of fourteen (14) buildings, commonly known as the Westpark Business Park (the “Westpark Business Park”), (b) the office and industrial building complex, comprised of two (2) buildings, commonly known as Redmond Center Court (the “Redmond Center Court”), and (c) the office and industrial building complex, comprised of five (5) buildings, commonly known as Pacific Business and Technology Center (the “PBTC”).

(b) Building and Building Complex:

That certain building, designated as Building A, and located in the Westpark Business Park at 8210 154th Avenue NE, Redmond, Washington 98052, consisting of 54,560 square feet of Rentable Area (the “Building”), located within that certain building complex known as the Westpark Business Park, with a total of 583,817 square feet of Rentable Area, located in Redmond, Washington 98052 (the “Building Complex”).

6.	Land:	That certain tract of real property more particularly described on Exhibit B hereto.
7.	Property:	The Land, the Building and additional buildings within the Building Complex and the Project, containing a total of 782,185 square feet of Rentable Area.

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8.	Initial Term:	Thirty-nine (39) months
9.	Commencement Date (Paragraph 2):	August 1, 2024
10.	Expiration Date (Paragraph 2):	October 31, 2027
11.	Base Rent (Paragraph 4):

Months**:				Annual rate per Rentable Area:	Monthly Base Rent:
01	through	12	, inclusive	$24.75/rsf/ annum, plus NNN* for the 11,912 rsf of office space; plus $16.50/rsf/annum, plus NNN for the 3,655 rsf warehouse space, plus NNN*	$29,594.13, plus NNN*+ [being $24,568.50/ month for the office space, plus $5,025.63/ month for the warehouse space]
13	through	24	, inclusive	$25.49/rsf/ annum, plus NNN* for the 11,912 rsf of office space; plus $17.00/rsf/annum, plus NNN for the 3,655 rsf warehouse space, plus NNN*	$30,480.99, plus NNN*+ [being $25,303.07/ month for the office space, plus $5,177.92/ month for the warehouse space]
25	through	36	, inclusive	$26.26/rsf/ annum, plus NNN* for the 11,912 rsf of office space; plus $17.50/rsf/annum, plus NNN for the 3,655 rsf warehouse space, plus NNN*	$31,397.64, plus NNN*+ [being $26,067.43/ month for the office space, plus $5,330.21/ month for the warehouse space]
37	through	39	, inclusive	$27.04/rsf/ annum, plus NNN* for the 11,912 rsf of office space; plus $18.03/rsf/annum, plus NNN for the 3,655 rsf warehouse space, plus NNN*	$32,333.35, plus NNN*+ [being $26,841.71/ month for the office space, plus $5,491.64/ month for the warehouse space]

*NNN = Tenant’s Pro Rata Share of Taxes, Insurance and CAM expenses

** Each reference to a “Month” herein shall mean the number of full calendar months in the Initial Term following the Commencement Date. If the Commencement Date occurs on a day other than the first day of a calendar month, then this period shall commence on the Commencement Date and end on the last day of the twelfth (12th) full calendar month following the Commencement Date (i.e., this period will include the partial month in which the Commencement Date occurs, plus twelve (12) full calendar months thereafter).

+So long as Tenant is not then in default under the Lease, Base Rent shall be abated for the first three (3) full months of the Initial Term, being the period commencing on the Commencement Date and continuing through the day immediately preceding the fourth (4th) month anniversary of the Commencement Date (such three (3) month period being referred to herein as the “Abated Rent Period”); for a total of $88,782.39 in abated Base Rent during the Abated Rent Period; provided, however, Additional Rent, including, without limitation, Tenant’s Pro Rata Share of Taxes, Insurance and CAM expenses, shall not be abated during the Abated Rent Period and shall continue to be due in accordance with the applicable terms and provisions hereof.

Monthly installments of Rent for any period which is not a full calendar month shall be calculated on a per diem basis.

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12.	Installment Payable Upon Execution:

$187,948.42 (Security Deposit plus 1st Month’s Rent) [comprised of the following: (i) the Security Deposit in the amount of $150,000.00, plus (ii) $37,948.42 (being one (1) full monthly installment of Rent, to be applied toward the monthly installment of Estimated Amount of Tenant’s Pro Rata Share of Taxes, Insurance and CAM expenses due for Month 01 of the Initial Term and Base Rent due for Month 04 of the Initial Term]

13.	Pro Rata Share: (a) Tenant’s Pro Rata Share for the Building: (Paragraph 4):	28.5319% (15,567 rsf/54,560 rsf)
	(b) Tenant’s Pro Rata Share for the Building Complex: (Paragraph 4):	2.6664% (15,567 rsf/583,817 rsf)
	(c) Tenant’s Pro Rata Share for the Property: (Paragraph 4):	1.9902% (15,567 rsf/782,185 rsf)
14.	Estimated Amount of Tenant’s Pro Rata Share of Taxes, Insurance and CAM expenses (Paragraph 4):	$8,354.29 per month ($6.44/rsf/annum for 15,567 rsf)
15.	Security Deposit (Paragraph 26):	$150,000.00 (See Section 26)
16.	Rent Payment Address:	All payments payable under this Lease shall be sent to Landlord at: Via U.S. Mail: KORE Westpark, LLC c/o Transwestern Commercial Services WA, LLC P.O. Box 842715 Dallas, Texas 75284-2715

Via Overnight Courier:

Bank of America Lockbox Services

KORE Westpark, LLC

Lockbox 842715, 1950 N. Stemmons Freeway,

Suite 5010

Dallas, Texas 75207

or to such other address as Landlord may designate in writing.

17.	Tenant Improvements:	See Exhibit C.
18.	Permitted Use of the Premises (Paragraph 3):	General warehouse and distribution, and office space incidental thereto

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19.	Parking:

Total of thirty-eight (38) parking spaces, being derived as follows: (i) three (3) uncovered, unreserved surface parking spaces per 1,000 square feet of Rentable Area in the office area of the Premises, from time to time (which, as of the Commencement Date, shall be equal to thirty-six (36) unreserved parking spaces), at no additional charge to Tenant during the Initial Term, plus (i) one-half (.5) uncovered, unreserved surface parking spaces per 1,000 square feet of Rentable Area in the warehouse area of the Premises, from time to time (which, as of the Commencement Date, shall be equal to two (2) unreserved parking spaces), at no additional charge to Tenant during the Initial Term (See Paragraph 24).

20.	Landlord’s Address:	KORE Westpark, LLC c/o Transwestern 8441 154th Avenue NE, Suite 100 Redmond, Washington 98052
	With a copy to:	Pacific Oak Capital Advisors, LLC 3200 Park Center Drive, Suite 800 Costa Mesa, California 92626 Attn: Jason Espiritu, Vice President
21.	Tenant’s Address:	JDL Digital Systems, Inc. 8210 154th Avenue NE, Suite 120 Redmond, Washington 98052
22.	Guarantor:	None
	Guarantor’s Address:	N/A
23.	Landlord’s Broker(s) (Paragraph 31):	Jones Lang LaSalle 225 108th Avenue NE, Suite 550 Bellevue Washington 98004
Kidder Mathews 500 108th Avenue NE, Suite 2400 Bellevue, Washington 98004
24.	Tenant’s Broker:	CBRE, Inc. 929 108th Avenue NE, Suite 700 Bellevue, Washington 98004
25.	Additional Agreements:	Addendum One (One Renewal Option at Market)

[General Lease Provisions Follow]

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GENERAL LEASE PROVISIONS

2. COMMENCEMENT. The Initial Term of this Lease shall be for the period shown in Item 8 of the Basic Lease Provisions (the “Lease Term”), commencing on August 1, 2024 (the “Commencement Date”), and the Expiration Date shall be October 31, 2027 (being the last day of the calendar month following the thirty-ninth (39th) full calendar month anniversary of the Commencement Date) (the “Expiration Date”). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 8 of the Basic Lease Provisions. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term.

Notwithstanding anything in this Lease to the contrary and subject to the provisions of Paragraph 34(aa) of this Lease, Landlord and Tenant acknowledge and agree that Tenant is currently in possession of and occupying the Premises pursuant to the terms of the Existing Sublease (as defined in Paragraph 34(aa) of this Lease), which Existing Sublease is stipulated by the parties to expire on July 31, 2024 and accordingly, the Commencement Date under this Lease is August 1, 2024. If, for any reason, the Commencement Date does not occur on August 1, 2024, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; however, in such event the Commencement Date shall be extended until the date that the Premises is deemed to be delivered to Tenant in accordance with the terms of this Lease, and the Expiration Date shall likewise be extended so as to give full effect to the thirty-nine (39) full calendar month term of this Lease. Notwithstanding the foregoing, if the Commencement Date is a day other than the first day of a calendar month, or if the Expiration Date does not occur on the last day of a calendar month, the Lease Term and the last month of the Lease Term shall be extended by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Lease Term and Tenant shall pay Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

3. USE.

(a) The Premises shall be used only for the purpose set forth in Item 18 of the Basic Lease Provisions and for reasonable and customary uses ancillary thereto, and shall not be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b) Outside storage including, without limitation, drop shipments, dock storage, trucks and other vehicles, is prohibited without Landlord’s prior written consent. Tenant shall obtain, at Tenant’s sole cost and expense, any and all licenses and permits necessary for Tenant’s contemplated use of the Premises. Tenant shall comply with all existing and future governmental laws, ordinances and regulations applicable to the use of the Premises, as well as all requirements of Landlord’s insurance carrier. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or which would disturb or endanger any other tenants of the Property, or unreasonably interfere with such other tenants’ use of their respective space. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable.

(c) If any Legal Requirement shall, by reason of the nature of Tenant’s particular use or occupancy of the Premises (as opposed to laws that generally apply to use of the Premises or Property), impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises or the Property, or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Legal Requirements at Tenant’s sole cost and expense. Notwithstanding the foregoing, Tenant, at its sole cost and expense, shall be responsible for the Premises complying with all sprinkler and high pile storage Legal Requirements. If the Building (excluding the Premises) is determined by applicable governmental agencies to not be in compliance with Legal Requirements applicable to the Property as of the Commencement Date, then Landlord shall be fully responsible, at its sole cost and expense (which shall not be included in CAM), for making all alterations and repairs to the Property (excluding the Premises) required by such governmental agencies so that the Property (excluding the Premises) complies with all such Legal Requirements. The term “Legal Requirements” shall mean all covenants and restrictions of record (if any), laws, statutes, building and zoning codes, ordinances, and governmental orders, conditions of approval, rules and regulations (including, but not limited to, Title III of the Americans With Disabilities Act of 1990), as well as the same may be amended and supplemented from time to time, including, without limitation, all Legal Requirements that pertain to the building structure. Notwithstanding the foregoing sentence, if there is a “new” Legal Requirement (a Legal Requirement first enacted or made applicable to the Property after the Commencement Date of this Lease) affecting the Property (excluding the Premises), which require Landlord to make capital expenditures or repairs to the Property (excluding the Premises) (a “New Legal Requirement”), the annual amortized portion of such capital expenditures or repairs shall be included in CAM which shall be reimbursed by the tenants in the Property over a commercially reasonable period not to exceed 10 years. Subject to applicable New Legal Requirements (including any “grandfather” provisions pertaining thereto), Landlord agrees to maintain the Property (except the Premises) in compliance with all Legal Requirements.

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(d) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Property is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a Default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by law. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Legal Requirements) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than five (5) persons per 1,000 square feet of rentable area.

4. RENT. Tenant shall pay the Base Rent (as defined in Item 11 of the Basic Lease Provisions), Additional Rent (hereinafter defined) and any other amounts required to be paid by Tenant to Landlord under this Lease (collectively referred to as “Rent”) during the Lease Term, in advance, on the first day of each calendar month, or as otherwise set forth in this Lease, without setoff or deduction, at the address set forth in Item 16 of the Basic Lease Provisions. In the event any Rent is due for a partial calendar month or year, the Rent shall be equitably adjusted to reflect that portion of the Lease Term within such month or year. All accrued Rent shall survive the expiration or earlier termination of the Lease Term. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. The first full monthly installment of Base Rent (as set forth in Item 12 of the Basic Lease Provisions) shall be payable upon Tenant’s execution of this Lease.

(a) Base Rent. Tenant shall pay to Landlord, as Base Rent, the sums and amounts set forth in Item 11 of the Basic Lease Provisions.

(b) Additional Rent. Notwithstanding anything herein to the contrary, including, without limitation, any abatement of Base Rent set forth in Item 11 of the Basic Lease Provisions, commencing with Month 01 of the Initial Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of the Taxes, Insurance and CAM expenses (as such terms are hereinafter defined) incurred by Landlord for and on behalf of the Building, the Building Complex and the Property. Landlord shall reasonably allocate the Taxes, Insurance and CAM expenses attributable to (i) the Building only, with the applicable Pro Rata Share percentage being set forth in Item 13(a) of the Basic Lease Provisions, (ii) the entire Building Complex, with the applicable Pro Rata Share percentage being set forth in Item 13(b) of the Basic Lease Provisions, and (iii) the entire Property, with the applicable Pro Rata Share percentage being set forth in Item 13(c) of the Basic Lease Provisions, in accordance with such allocation, and such applicable Pro Rata Share percentage shall be used to calculate Tenant’s Pro Rata Share of all Taxes, Insurance and CAM expenses, as applicable.

(i) Taxes. Taxes shall include, without limitation any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises, Building, Building Complex, common areas or Property (collectively, (“Taxes”). Taxes shall also include, without limitation:

(A) any tax on Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises;

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(B) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Taxes” for the purposes of this Lease;

(C) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Property, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(D) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

(E) any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Property is a part; and/or

(F) any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Taxes.

(ii) Insurance. Insurance shall include, without limitation, premiums for liability, property damage, fire, workers compensation, rent and any and all other insurance (herein collectively referred to as “Insurance”) which Landlord deems necessary to carry on, for, or in connection with Landlord’s operation of the Property. In addition thereto, in the event Tenant’s use of the Premises shall result in an increase of any of Landlord’s Insurance premiums, Tenant shall pay to Landlord, upon demand, as Additional Rent, an amount equal to such increase in Insurance. Such payments of Insurance shall be in addition to all premiums of insurance which Tenant is required to carry pursuant to Paragraph 19 of this Lease. The estimated amount of Tenant’s Pro Rata Share of Insurance is a component of the amount set forth in Item 14 of the Basic Lease Provisions, which amount is subject to increase as provided for herein.

(iii) Common Area Maintenance. Common area maintenance charges (hereinafter referred to as “CAM”) shall mean any and all costs, expenses and obligations incurred by Landlord in connection with the operation, ownership, management, repair and replacement, if necessary, of the Building, Building Complex and the Property, including, without limitation, the following: the maintenance, repair and replacement, if necessary, of the downspouts, gutters and the non-structural portions of the roof; the heating, ventilation and air conditioning units located on the rooftop of the Building and the heating, ventilation and air conditioning units located in the Premises (collectively, the “HVAC Units”) (but excluding the Supplemental HVAC, as hereinafter defined); the paving of all parking facilities, access roads, driveways, truck ways, sidewalks and passageways; janitorial services; loading docks and access ramps, trunk-line plumbing (as opposed to branch-line plumbing); common utilities and exterior lighting; landscaping; snow removal; fire protection; exterior painting and interior painting of the common areas of the Property; management fees; additions or alterations made by Landlord to the Property or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Property or the Building as a bulk warehouse facility in the market area or an office building, as applicable, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years; and all other expenses incurred by Landlord for or on behalf of the Property, and all other similar maintenance and repair expenses incurred by Landlord for or on behalf of the Property. Additionally, CAM does not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 7 of this Lease, debt service under mortgages or ground rent underground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants. Notwithstanding the foregoing, for the sake of clarification in connection with CAM under this Lease, the following costs and expenses referenced above are anticipated to be incurred by Landlord in connection with the operation, management, repair or maintenance of and for the Building and shall be included in the CAM charges: the quarterly maintenance of the heating, ventilating and air conditioning system located within the Premises. The estimated amount of Tenant’s Pro Rata Share of CAM is a component of the amount set forth in Item 14 of the Basic Lease Provisions, which amount is subject to increase as provided for herein.

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(c) Payment of Additional Rent. Landlord shall have the right to invoice Tenant monthly, quarterly, or otherwise from time to time, for Tenant’s Pro Rata Share of the actual Taxes, Insurance and CAM expenses payable by Tenant under this Lease; and Tenant shall pay to Landlord, as Additional Rent, those amounts for which Tenant is invoiced within thirty (30) days after receipt of said invoice.

Alternatively, at Landlord’s election, Landlord shall have the right to invoice Tenant monthly for Tenant’s Pro Rata Share of such Taxes, Insurance and CAM expenses, as reasonably estimated by Landlord. Any monies paid in advance to Landlord by Tenant shall not accrue interest thereon. At the end of each calendar year or property fiscal year, Landlord shall deliver a statement to Tenant setting forth the difference between Tenant’s actual Pro Rata Share of Taxes, Insurance and/or CAM expenses and the total amount of monthly payments, paid by Tenant to Landlord. Tenant shall thereafter pay to Landlord the full amount of any difference between Tenant’s actual obligation over the total amount of Tenant’s estimated payments, within thirty (30) days after receipt of said statement; conversely, in the event Tenant’s estimated payments exceed Tenant’s actual obligation, Landlord shall either refund the overpayment to Tenant or credit said overpayment against Tenant’s monthly obligation in the forthcoming year.

For purposes of this Lease, (i) Tenant’s Pro Rata Share of the Building is hereinafter defined as a fraction, the numerator of which shall be the square footage of the Premises, and the denominator of which shall be the square footage of the Rentable Area of the Building, which Pro Rata Share is hereby agreed to be as set forth in Item 13(a) of the Basic Lease Provisions, (ii) Tenant’s Pro Rata Share of the Building Complex is hereinafter defined as a fraction, the numerator of which shall be the square footage of the Premises, and the denominator of which shall be the square footage of the Rentable Area of the Building Complex, which Pro Rata Share is hereby agreed to be as set forth in Item 13(b) of the Basic Lease Provisions, and (iii) Tenant’s Pro Rata Share of the Property is hereinafter defined as a fraction, the numerator of which shall be the square footage of the Premises, and the denominator of which shall be the square footage of the Rentable Area of the Property, which Pro Rata Share is hereby agreed to be as set forth in Item 13(c) of the Basic Lease Provisions. In the event this Lease expires on a date other than the end of a billing period, Tenant’s obligation with respect to any amounts owed to Landlord shall survive the expiration of the Lease Term, and shall be invoiced to Tenant when the same have been accurately determined or, at Landlord’s option, such amounts shall be reasonably estimated by Landlord to reflect the period of time the Lease was in effect during such billing period.

Taxes, Insurance and CAM expenses for any calendar year during which actual occupancy of the Property is less than one hundred percent (100%) of the Rentable Area of the Property shall be appropriately adjusted to reflect one hundred percent (100%) occupancy of the existing Rentable Area of the Property during such period. In determining Taxes, Insurance and CAM expenses, if any services or utilities are separately charged to tenants of the Property or others, such expenses shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Property operating hours. Landlord shall maintain complete and accurate records of all Taxes, Insurance and CAM expenses incurred in connection with the Property. Tenant, an officer or employee of Tenant or Tenant’s certified public accountant (but in no event shall Tenant hire or employ an accounting firm of accountants or any person (including an employee of Tenant) to audit Landlord as set forth under this Paragraph who is compensated or paid for such audit on a contingency basis) shall have the right to inspect such records at Tenant’s sole cost and expense, at the office of Landlord’s managing agent during said agent’s normal business hours, upon five (5) days prior written notice, provided that Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information. Landlord shall not be obligated to provide Tenant with detailed summaries or receipts for any expenses incurred by or on behalf of the Property; but Landlord shall provide Tenant with one or more statements setting forth such expenses, categorized by class and amount. Notwithstanding the aforesaid, unless Tenant asserts specific errors within ninety (90) days after receipt of any invoice, or year‑end statement, it shall be deemed that said invoice, or year‑end statement, is correct. In addition, Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Taxes, Insurance and CAM expenses among different tenants and/or different buildings of the Property and/or on a building-by-building basis (the “Cost Pools”), adjusting Tenant’s Pro Rata Share of Taxes, Insurance and CAM expenses as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are allocated. Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the buildings in the Property.

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Notwithstanding anything to the contrary contained in this Lease (including the abatement of Base Rent referred to in Item 11 of the Basic Lease Provisions), Tenant’s Pro Rata Share of Taxes, Insurance and CAM shall be due and payable in accordance with the terms set forth in this Lease throughout the entire Lease Term and shall not be abated during the Abated Rent Period.

The terms and provisions of this Article 4 shall survive the expiration or earlier termination of this Lease.

5. LATE CHARGE. In the event Tenant is late in the payment of any Rent or other charge due Landlord, Tenant shall be assessed a late charge for Landlord’s increased administrative expenses, which late charge shall be equal to five percent (5%), per month, of all outstanding amounts owed Landlord.

6. UTILITIES. Landlord agrees to supply water, gas, electricity and sewer connections to the Premises. Tenant shall pay for all gas, electricity, water and sewer used by Tenant within the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and Tenant shall be liable for all maintenance and equipment with respect to the continued operation thereof including, without limitation, all electric light bulbs and tubes. In no event shall Landlord be liable for any interruption or failure of any utility servicing the Property. Landlord may cause, at Tenant’s expense, any utilities used by Tenant to be separately metered or charged directly to Tenant by the provider.

7. LANDLORD’S REPAIRS AND MAINTENANCE. Landlord, at Landlord’s sole cost and expense, shall maintain, repair and replace, if necessary, the foundation, the structural portions of the roof and the exterior walls. Notwithstanding the aforesaid, in the event any such maintenance or repairs are caused by the negligence of Tenant or Tenant’s employees, agents or invitees, Tenant shall reimburse to Landlord, as Additional Rent, the cost of all such maintenance and repairs within thirty (30) days after receipt of Landlord’s invoice for same. For purposes of this Paragraph, the term “exterior walls” shall not include windows, plate glass, office doors, dock doors, dock bumpers, office entries, or any exterior improvement made by Tenant. Landlord reserves the right to designate all sources of services in connection with Landlord’s obligations under this Lease.

8. TENANT’S REPAIRS AND MAINTENANCE. Tenant, at Tenant’s sole cost and expense, shall at all times during the Lease Term and in accordance with all Legal Requirements, maintain, service, repair and replace, if necessary, and keep in good condition and repair all portions of the Premises which are not expressly the responsibility of Landlord (as set forth in Paragraph 7 above), including, but not limited to, fixtures, equipment and appurtenances thereto, any windows, plate glass, office doors, dock doors and ancillary equipment, any interior supplemental heating, ventilation and air conditioning equipment (the “Supplemental HVAC”) (for the sake of clarification, the Supplemental HVAC is separate and apart and is not included in the definition of the HVAC Units), all office entries, interior walls and finish work, floors and floor coverings, water heaters, electrical systems and fixtures, sprinkler systems, dock bumpers, dock levelers, trailer lights and fans, shelters/seals and restraints, branch plumbing and fixtures, and pest extermination. In addition thereto, Tenant shall keep the Premises and the dock area servicing the Premises in a clean and sanitary condition, and shall keep the common parking areas, driveways and loading docks free of Tenant’s debris. Tenant shall not store materials, waste or pallets outside of the Premises, and shall timely arrange for the removal and/or disposal of all pallets, crates and refuge owned by Tenant which cannot be disposed of in the dumpster servicing the Property. If replacement of equipment, fixtures, and appurtenances thereto are necessary, then Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality, and shall repair all damage done in or by such replacement. Notwithstanding anything to the contrary in this Lease, Landlord shall have no obligation to provide janitorial services to the Premises. Tenant, at its sole cost and expense, shall provide janitorial services for the Premises, which janitorial services shall meet Landlord’s minimum janitorial requirements for the Project (“Tenant’s Janitorial Services”) and shall be provided by a janitorial contractor reasonably acceptable to Landlord. In the event Tenant fails to provide Tenant’s Janitorial Services and such failure continues for more than thirty (30) days after receipt of written notice from Landlord, then in addition to constituting an event of default under this Lease, Landlord may, in Landlord’s sole discretion, provide janitorial service to the Premises and Tenant agrees to reimburse Landlord, from time to time, for such expenses incurred on Tenant’s behalf within ten (10) days following receipt of invoice(s) therefor. Such janitorial services to be comparable to other services.

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Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord in substantially the same condition as when received, reasonable wear and tear excepted. Tenant shall perform all repairs and maintenance in a good and workmanlike manner, using materials and labor of the same character, kind and quality as originally employed within the Property; and all such repairs and maintenance shall be in compliance with all governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier. In the event Tenant fails to properly perform any such repairs or maintenance within a reasonable period of time, Landlord shall have the option to perform such repairs on behalf of Tenant, in which event Tenant shall reimburse to Landlord, as Additional Rent, the costs thereof within thirty (30) days after receipt of Landlord’s invoice for same.

9. ALTERATIONS. Landlord’s sole construction obligation under this Lease is set forth in the Work Letter attached hereto as Exhibit C. Landlord hereby delivers to Tenant, and Tenant hereby accepts from Landlord, the Premises in its “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Tenant acknowledges that Landlord shall have no obligation to refurbish or otherwise improve the Premises after the Effective Date hereof. Tenant shall not make any alterations, additions or improvements to the Premises or Property (“Alterations”) without the prior written consent of Landlord. Tenant shall have the right at any time during the Lease Term, without needing Landlord’s prior written consent, to make cosmetic, non-material and non-structural alterations to the Premises which cost shall not exceed Ten Thousand Dollars ($10,000.00) in any one calendar year (“Cosmetic Alterations”). Tenant shall make no Alterations to the Premises, including, without limitation any Alterations (i) which will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems (including, but not limited to, the HVAC Units), or (ii) which will adversely impact the structure of the Building, or (iii) which are visible from the exterior of the Premises or (iv) which will result in the penetration or puncturing of the roof, without first obtaining Landlord’s prior written consent or approval to such Alterations (which consent or approval shall be in the Landlord’s sole and absolute discretion). Notwithstanding the aforesaid, Tenant, at Tenant’s sole cost and expense, may install such trade fixtures as Tenant may deem necessary, so long as such trade fixtures do not penetrate or disturb the structural integrity and support provided by the roof, exterior walls or sub floors. All such trade fixtures shall be constructed and/or installed by contractors approved by Landlord, in a good and workmanlike manner, and in compliance with all applicable governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier.

Upon the expiration or earlier termination of this Lease, Tenant shall remove all trade fixtures and any other Alterations installed by Tenant within the Premises, except for Cosmetic Alterations; and, upon such removal, Tenant shall restore the Premises to a condition substantially similar to that condition when received by Tenant. However, notwithstanding the aforesaid, upon Landlord’s written election, such Alterations shall revert to Landlord and shall remain within the Premises. In no event shall Landlord have any right to any of Tenant’s trade fixtures; and, except as otherwise set forth in this Lease, Tenant may remove such trade fixtures upon the termination of this Lease, provided Tenant repairs any damage caused by such removal. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord’s election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant’s sole cost, without waiving Landlord’s right to claim from Tenant all expenses arising out of Tenant’s failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

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10. DESTRUCTION. If the Premises or the Property are damaged in whole or in part by casualty so as to render the Premises untenantable, and if the damages cannot be repaired as reasonably determined by Landlord within two hundred seventy (270) days from the date of said casualty, this Lease shall terminate as of the date of such casualty. If the damages can be repaired within said two hundred seventy (270) days, and Landlord does not elect within sixty (60) days after the date of such casualty to repair same, then either party may terminate this Lease by written notice served upon the other. In the event of any such termination, the parties shall have no further obligations to the other, except for those obligations accrued through the effective date of such termination; and, upon such termination, Tenant shall immediately surrender possession of the Premises to Landlord. Should Landlord elect to make such repairs, this Lease shall remain in full force and effect, and Landlord shall proceed with all due diligence to repair and restore the Premises to a condition substantially similar to that condition which existed prior to such casualty. In the event the repair and restoration of the Premises extends beyond two hundred seventy (270) days after the date of such casualty due to causes beyond the control of Landlord, this Lease shall remain in full force and effect, and Landlord shall not be liable therefor; but Landlord shall continue to complete such repairs and restoration with all due diligence. Landlord and Tenant acknowledge and agree that Rent shall abate during the period the Premises is untenantable due to a casualty loss under this Paragraph 10. In the event only a portion of the Premises are untenantable, Tenant’s Rent shall be equitably abated in proportion to that portion of the Premises which are so unfit. However, there shall be no Rent abatement if said damage is due to the fault or negligence of Tenant or Tenant’s agents, employees or invitees.

11. INSPECTION. Upon prior written notice to Tenant (except in the event of an emergency when no such notice shall be necessary). Landlord shall have the right to enter and inspect the Premises at any reasonable time for the purpose of ascertaining the condition of the Premises, or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; provided, however, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business in the Premises during such entry by Landlord. Tenant shall have the duty to periodically inspect the Premises and notify Landlord should Tenant observe a need for repairs or maintenance of any obligation to be performed by Landlord under this Lease. Upon receipt of Tenant’s notice, Landlord shall have a commercially reasonable period of time to make such repairs or maintenance. In addition thereto, during the last six (6) months of the Lease Term, Landlord shall have the right to enter the Premises at any reasonable time for the purpose of showing the Premises to prospective third‑party tenants; and, during said six (6) months, Landlord shall have the right to erect on the Property and/or Premises suitable signs indicating that the Premises are available for lease.

Tenant shall give Landlord thirty (30) days written notice prior to Tenant vacating the Premises, for the purpose of arranging a joint inspection of the Premises with respect to any obligation to be performed therein by Tenant, including, without limitation, the necessity of any repair or restoration of the Premises. In the event Tenant fails to notify Landlord of such inspection, Landlord’s inspection after Tenant vacates shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

12. SIGNS. Tenant shall not place or permit any signs, lights, awnings or poles in or about the Premises or the Property, other than the standard building signage as per Landlord specifications contained in Exhibit F (Tenant Sign Criteria for Westpark) attached hereto, without the prior written consent of Landlord; nor shall Tenant change the uniform architecture, paint, landscape, or otherwise alter or modify the exterior of the Property without the prior written consent of Landlord.

13. ASSIGNMENT AND SUBLETTING.

(a) Tenant shall not directly or indirectly, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. In addition, as used in this Paragraph 13, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor. Provided no event of monetary default has occurred and is continuing under this Lease, upon thirty (30) days prior written notice to Landlord, Tenant may, without Landlord’s prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant’s assets are transferred or to an entity controlled by or is commonly controlled with Tenant, provided (i) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant’s leasehold estate, and (ii) the assignee or successor entity has a tangible net worth, calculated in accordance with generally accepted accounting principles (and evidenced by financial statements in form reasonably satisfactory to Landlord) at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation, or transfer (any such transfer to an entity permitted under this grammatical paragraph shall be referred to herein as a “Permitted Transfer” and the assignee or sublessee pursuant to a Permitted Transfer being a “Permitted Transferee”). The term “controlled by” or “commonly controlled with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

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(b) No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant, but at a minimum, the financial information shall include the proposed assignee’s profit and loss statements, balance sheets and tax returns for the prior two (2) years. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c) At any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder; provided, however, Landlord shall not have the right to terminate this Lease in the event that Tenant assigns this Lease to an entity into which Tenant is merged or consolidated or Tenant assigns this Lease or subleases the Premises to an entity to which substantially all of Tenant’s assets are transferred or to an entity which is controlled by or is commonly controlled with Tenant (i.e., a Permitted Transferee and such terms “controlled by” or “commonly controlled with” are defined in the last sentence of subparagraph (a) above).

(d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i) The assignee or sublessee is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii) The intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord;

(iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Property;

(iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, or the Property with regard to the identity of tenants, usage in the Property, or similar matters;

(v) The assignee or sublessee is then actively negotiating with Landlord or has negotiated with Landlord within the previous three (3) months, or is a current tenant or subtenant within the Premises or Property;

(vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Premises or Property; or

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(vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease

(e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant, after the recovery of all reasonable expenses associated with the sublease, including tenant improvement costs, architectural fees, commissions, and any other reasonable concessions provided, shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half of all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

(f) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(g) Should Tenant request of Landlord the right to assign or sublet its rights under this Lease, Landlord shall charge Tenant and Tenant shall pay to Landlord the actual cost of Landlord’s legal fees up to a maximum amount of One Thousand and No/100 Dollars ($1,000.00).

(h) Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that does not meet the requirements of this Section 13(h) shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 13(a) above. Tenant shall give Landlord written notice of any transfer pursuant to this Section 11(h) within ten (10) days after such transfer is consummated.

14. DEFAULT AND REMEDIES.

(a) This Lease and Tenant’s right to possession of the Premises is made subject to and condition upon Tenant performing all of the covenants and obligations to be performed by Tenant hereunder, at the times and pursuant to terms and conditions set forth herein. If Tenant (i) fails to pay any Rent or other charge when the same is due and such monetary default continues to exist in full or part at the expiration of five (5) days after written notice is given by Landlord to Tenant; provided, however, Landlord shall only be obligated to provide such written notice to Tenant one (1) time within any calendar year and in the event Tenant fails to timely pay Rent or any other sums for a second time during any calendar year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease, (ii) fails to comply with or observe any other provision of this Lease and such failure shall continue for thirty (30) days after written notice to Tenant except that if such failure cannot reasonably be cured within such 30 day period, Tenant shall be afforded such additional cure period as shall be reasonably necessary to effect cure (provided that Tenant is acting in good faith and with constant diligence to cure such failure); (iii) makes an assignment for the benefit of creditors, (iv) vacates or abandons the Premises for more than thirty (30) days, (v) files or has filed against it a petition in bankruptcy, (vi) has a receiver, trustee or liquidator appointed over a substantial portion of its property, or (vii) is adjudicated insolvent (each of the foregoing each being referred to hereafter as a “Default” or “Event of Default”), then Tenant shall be in default under this Lease.

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(b) Except as otherwise expressly provided in this Lease, upon the occurrence of a Default or any of the Events of Default described above, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

(i) Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

(ii) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

(iii) Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Rent, including any amounts treated as Additional Rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of (a) an amount equal to the then present value of the Rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as Additional Rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in this Article 14 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

(c) Upon any termination of Tenant’s right to possession only without termination of the Lease:

(i) Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in this Article 14 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the Rent, including any amounts treated as Additional Rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the Rent as and when it becomes due, including any amounts treated as Additional Rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

(ii) Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease space in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

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(iii) Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case, Tenant shall pay to Landlord upon demand the full amount of all Rent, including any amounts treated as Additional Rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the Rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 14 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

(d) Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as Additional Rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

(e) Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the annual and monthly installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Lease Term for amortization, including interest at the rate set forth in Article 16 of this Lease. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free Rent under the Lease, under Exhibit C hereof for construction allowances (excluding therefrom any amounts expended by Landlord for the Tenant Improvements, as defined in Exhibit C), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Lease Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 14, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the rate set forth in Article 16 payable in level payments over the same length of time as from the effectuation of the Concession Amount concerned to the end of the full Lease Term would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (1) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.

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(f) If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

(g) Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

(h) No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

(i) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant

(j) In addition to any other remedy afforded Landlord under this Lease, Tenant hereby grants to Landlord a continuing security interest upon all of Tenant’s goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property (hereinafter collectively referred to as “Security”) situated within the Premises. In the event Tenant shall be in Default under this Lease, Tenant shall not remove any such Security from the Premises without the prior written consent of Landlord; and Landlord shall have all rights and remedies under the Uniform Commercial Code including, without limitation, the right to sell such Security at public or private sale upon five (5) days prior written notice to Tenant. Tenant hereby agrees to execute financing statements and other reasonable instruments necessary or desirable, in Landlord’s discretion, to perfect any security interest hereby created. The lien hereby created shall be in addition to any statutory lien granted under the laws of the State of Washington.

(k) No payment of money by Tenant after the termination of this Lease, service of any notice, commencement of any suit, or after final judgment for possession of the Premises, shall reinstate this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord’s consent is required. Tenant shall pay all costs and attorney’s fees incurred by Landlord from enforcing the covenants of this Lease. Should Landlord elect not to exercise its rights in the event of a Default, it shall not be deemed a waiver of such rights as to subsequent Defaults.

15. HOLDOVER. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, without demand, in as good condition as when delivered to Tenant, reasonable wear and tear excepted. If Tenant shall remain in possession of the Premises after the termination of this Lease, and hold over for any reason, Tenant shall be deemed guilty of unlawful detainer; or, at Landlord’s election, Tenant shall be deemed a holdover tenant and shall pay to Landlord monthly Rent equal to one hundred fifty percent (150%) of the total Rent payable hereunder during the last month prior to any such holdover. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. Should any of Tenant’s property remain within the Premises after the termination of this Lease, it shall be deemed abandoned, and Landlord shall have the right to store or dispose of it at Tenant’s cost and expense.

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16. RIGHT TO CURE TENANT’S DEFAULT. In the event Tenant is in Default under any provision of this Lease, other than for the payment of Rent, and Tenant has not cured same within ten (10) days after receipt of Landlord’s written notice, Landlord may cure such Default on behalf of Tenant, at Tenant’s expense. Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord deem the performance of same to be an emergency. Any monies expended by Landlord to cure any such Default(s), or resolve any deemed emergency shall be payable by Tenant as Additional Rent. If Landlord incurs any expense, including reasonable attorney’s fees, in prosecuting and/or defending any action or proceeding by reason of any emergency or Default, Tenant shall reimburse Landlord for same, as Additional Rent, with interest thereon at twelve percent (12%) annually from the date such payment is due Landlord.

17. HOLD HARMLESS. To the greatest extent permitted by law, and except to the extent caused by Landlord’s sole negligence or willful misconduct, Landlord shall not be liable to Tenant for any damages to the Premises, Project or the Property, nor for any damages to Tenant on or about the Property, nor for any other damages arising from the action or negligence of Landlord, Tenant, co-tenants or other occupants of the Property; and to the greatest extent permitted by law, and except to the extent caused by Landlord’s sole negligence or willful misconduct, Tenant hereby releases, discharges and shall indemnify, hold harmless and defend Landlord, at Tenant’s sole cost and expense, from all losses, claims, liability, damages, and expenses (including reasonable attorney’s fees) due to any damage or injury to persons or property of the parties hereto or of third persons, caused by Tenant’s use or occupancy of the Premises, Tenant’s breach of any covenant under this Lease, or Tenant’s use of any equipment, facilities or property in, on, or adjacent to the Property. In the event any suit shall be instituted against Landlord by any third person for which Tenant is hereby indemnifying and holding Landlord harmless, Tenant shall defend such suit at Tenant’s sole cost and expense with counsel reasonably satisfactory to Landlord; or, in Landlord’s discretion, Landlord may elect to defend such suit, in which event Tenant shall pay Landlord, as Additional Rent, Landlord’s costs of such defense. This Paragraph shall survive the expiration or earlier termination of this Lease. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the “Indemnitor”) agrees to indemnify the other (the “Indemnitee”) against liability for damages arising out of bodily injury to persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee’s agents or employees, and (b) the Indemnitor or the Indemnitor’s agents or employees, shall apply only to the extent of the Indemnitor’s negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Paragraph 17 shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Paragraph 17 no longer required by then applicable law.

18. CONDEMNATION. If the whole or any part of the Property or the Premises shall be taken in condemnation, or transferred by agreement in lieu of condemnation, either Tenant or Landlord may terminate this Lease by serving the other party with written notice of same, effective as of the taking date; provided in the case of termination by Tenant that at least 50% of the Premises is so taken and the remaining portion of the Premises is not adequate for the purpose set forth in Item 18 of the Basic Lease Provisions of this Lease. If neither Tenant nor Landlord elect to terminate this Lease as aforesaid, then this Lease shall terminate on the taking date only as to that portion of the Premises so taken, and the Rent and other charges payable by Tenant shall be reduced proportionally. Landlord shall be entitled to the entire condemnation award for all realty and improvements. Tenant shall only be entitled to an award for Tenant’s fixtures, personal property, and reasonable moving expenses, provided Tenant independently petitions the condemning authority for same. Notwithstanding the aforesaid, if any condemnation takes a portion of the parking area the result of which does not reduce the minimum required parking ratio below that established by local code or ordinance, this Lease shall continue in full force and effect without modification.

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19. INSURANCE. Landlord shall maintain in full force and effect policies of insurance covering the Property in an amount not less than the Property’s “replacement cost”, as such term is defined in the Replacement Cost Endorsement attached to such policy, insuring against physical loss or damage generally included in the classification of “all risk” coverage. Except as set forth below, such insurance shall be for the sole benefit of Landlord, and under Landlord’s sole control.

Tenant shall maintain in full force and effect throughout the term of this Lease policies providing “all risk” insurance coverage protecting against physical damage (including, but not limited to, fire, lightning, extended coverage perils, vandalism, sprinkler leakage, water damage, collapse, and other special extended perils) to the extent of 100% of the replacement cost of Tenant’s property and improvements, as well as broad form comprehensive or commercial general liability insurance, in an occurrence form, insuring Landlord and Tenant jointly against any liability (including bodily injury, property damage and contractual liability) arising out of Tenant’s use or occupancy of the Premises, with a combined single limit of not less than $2,000,000, or for a greater amount as may be reasonably required by Landlord from time to time, with an Excess Limits (Umbrella) Policy in the amount of $5,000,000. Tenant shall also maintain worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $1,000,000 per occurrence. All such policies shall be of a form and content satisfactory to Landlord; and Landlord, its Property Manager, and any mortgagee, shall be named as an additional insured on all such policies. All policies shall be with companies licensed to do business in the State of Washington, with financial ratings not lower than VII in Best’s Insurance Guide (most current edition). Tenant shall furnish Landlord with certificates of all policies at least ten (10) days prior to occupancy; and, further, such policies shall provide that not less than thirty (30) days written notice be given to Landlord before any such policies are canceled or substantially changed to reduce the insurance provided thereby. All such policies shall be primary and non-contributing with or in excess of any insurance carried by Landlord. Tenant shall not do any act which may make void or voidable any insurance on the Premises or Property; and, in the event Tenant’s use of the Premises shall result in an increase in Landlord’s insurance premiums, Tenant shall pay to Landlord upon demand, as Additional Rent, an amount equal to such increase in insurance.

Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building, Project or the Property (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building, Project or the Property, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless Landlord, and its agents, officers, employees and contractors from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD, except as to Landlord’s intentional willful misconduct.

20. MORTGAGES. This Lease is subject and subordinated to any mortgages, deeds of trust or underlying leases, as well as to any extensions or modifications thereof (hereinafter collectively referred to as “Mortgages”), now of record or hereafter placed of record. In the event Landlord exercises its option to further subordinate this Lease, Tenant shall at the option of the holder of said Mortgage attorn to said holder. Any subordination shall be self-executing, but Tenant shall, at the written request of Landlord, execute such further assurances as Landlord deems desirable to confirm such subordination. In the event Tenant should fail or refuse to execute any instrument required under this Paragraph, within ten (10) days after Landlord’s request, Landlord shall be granted a limited power of attorney to execute such instrument in the name of Tenant. In the event any existing or future lender, holding a mortgage, deed of trust or other commercial paper, requires a modification of this Lease which does not increase Tenant’s Rent hereunder, or does not materially change any obligation of Tenant hereunder, Tenant agrees to execute appropriate instruments to reflect such modification, upon request by Landlord.

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21. LIENS. Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord. Should Tenant cause any mortgage, lien or other encumbrance (hereinafter singularly or collectively referred to as “Encumbrance”) to be filed, against the Premises, Building, Project or the Property, Tenant shall dismiss or bond against same within fifteen (15) days after the filing thereof. If Tenant fails to remove said Encumbrance within said fifteen (15) days, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorneys’ fees, in removing said Encumbrance. Tenant shall indemnify Landlord and its agents, employees and contractors against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity.

22. GOVERNMENT REGULATIONS. Tenant, at Tenant’s sole cost and expense, shall conform with all laws and requirements of any Municipal, State, or Federal, authorities now in force, or which may hereafter be in force, pertaining to the Premises, as well as any requirement of Landlord’s insurance carrier with respect to Tenant’s use of the Premises. The judgment of any court, or an admission of Tenant in any action or proceeding at law, whether Landlord be a party thereto or not, shall be conclusive of the fact as between Landlord and Tenant.

23. NOTICES. All notices which are required to be given hereunder shall be in writing, and delivered by either (a) United States registered or certified mail, or (b) an overnight commercial package courier/delivery service with a follow‑up letter sent by United States mail; and such notices shall be sent postage prepaid, addressed to the parties hereto at their respective addresses set forth in Item 20 and Item 21 of the Basic Lease Provisions. Either party may designate a different address by giving notice to the other party of same at the address set forth above. Notices shall be deemed received on the date of the return receipt. If any such notices are refused, or if the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed received on the date the notice-receipt is returned stating that the same was refused or is undeliverable at such address.

24. PARKING. Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking areas of the Property specified in Item 19 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only. Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant’s parking spaces as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the rules and regulations adopted by Landlord from time to time for the use of the parking areas. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking. Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Property’s parking areas. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities and shall not permit or allow any of such vehicles to remain parked on the Property overnight. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Tenant shall be liable for all vehicles owned, rented or used by Tenant or Tenant’s agents, employees, contractors and invitees in or about the Property. Tenant shall not store any equipment, inventory or other property in any trucks, nor store any trucks on the parking lot of the Property. Notwithstanding the aforesaid, in the event the Premises have access to a loading dock which exclusively services the Premises, and no other space. In the event the Premises have access to a loading dock which does not exclusively service the Premises, Tenant shall not park its trucks in the dock area longer than the time it takes to reasonably load or unload its trucks. In no event shall Tenant park any vehicle in or about a loading dock which exclusively services another tenant within the Property, or in a thoroughfare, driveway, street, or other area not specifically designated for parking. Landlord reserves the right to establish uniform rules and regulations for the loading and unloading of trucks upon the Property, which rules may include the right to designate specific parking spaces for tenants’ use. Upon request by Landlord, Tenant shall move its trucks and vehicles if, in Landlord’s reasonable opinion, said vehicles are in violation of any of the above restrictions.

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25. OWNERSHIP.

(a) In the event of a sale or conveyance by Landlord of the Building, Project or the Property, Landlord shall be released from any and all liability under this Lease. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c) Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.

26. SECURITY DEPOSIT. Tenant has deposited with Landlord a Security Deposit as set forth in Item 15 of the Basic Lease Provisions, as security for the full and faithful performance of Tenant’s obligations under this Lease. The parties agree that, unless otherwise required by law, Landlord shall not be required to keep said Security Deposit separate from its general funds, nor pay any interest thereon to Tenant. Such Security Deposit shall not be construed as an advance Rent payment, or as a measure of Landlord’s damages in the event of a Default by Tenant. If Tenant should be placed in Default with respect to any provision of this Lease, Landlord may apply all or a portion of said Security Deposit for the payment of any sum in Default or for the payment of any amount which Landlord expends by reason of such Default. If any portion of said Security Deposit is so applied, Tenant shall deposit with Landlord, within five (5) days after receipt of Landlord’s written demand, an amount sufficient to restore said Security Deposit to its original amount. Upon the expiration of this Lease, Landlord shall return said Security Deposit to Tenant, provided Tenant has paid to Landlord all sums owing to Landlord under this Lease, and Tenant has returned the Premises to Landlord in as good order and satisfactory condition as when Tenant took possession. Provided that no event of default by Tenant has occurred, or breach of the Lease by Tenant has occurred, under this Lease on or before (i) the first (1st) day of the fifteenth (15th) full calendar month of the Initial Term, Landlord and Tenant hereby agree to amend and decrease the Security Deposit required under the Lease to be $100,000.00 (the “First Reduced Security Deposit”), which First Reduced Security Deposit shall remain on deposit with Landlord, as the Security Deposit under the Lease, in accordance with the terms and conditions of the Lease applicable thereto, and Landlord shall apply the difference between the Security Deposit and the First Reduced Security Deposit (which amount is stipulated to be $50,000.00, and referred to herein as the “First Excess Security Deposit”) as a credit towards the monthly installment(s) of Base Rent becoming due under the Lease from and after the first (1st) day of the fifteenth (15th) full calendar month of the Initial Term (the “First Rent Credit”) until such time as the total amount of the First Excess Security Deposit available to Tenant for such First Rent Credit has been exhausted. In no event shall the total amount credited by Landlord to Tenant for the First Rent Credit exceed the amount of $50,000.00, and (ii) the first (1st) day of the twenty-seventh (27th) full calendar month of the Initial Term, Landlord and Tenant hereby agree to amend and decrease the Security Deposit required under the Lease to be $50,000.00 (the “Second Reduced Security Deposit”), which Second Reduced Security Deposit shall remain on deposit with Landlord, as the Security Deposit under the Lease, in accordance with the terms and conditions of the Lease applicable thereto, and Landlord shall apply the difference between the Security Deposit and the Second Reduced Security Deposit (which amount is stipulated to be $50,000.00, and referred to herein as the “Second Excess Security Deposit”) as a credit towards the monthly installment(s) of Base Rent becoming due under the Lease from and after the first (1st) day of the twenty-seventh (27th) full calendar month of the Initial Term (the “Second Rent Credit”) until such time as the total amount of the Second Excess Security Deposit available to Tenant for such Second Rent Credit has been exhausted. In no event shall the total amount credited by Landlord to Tenant for the Second Rent Credit exceed the amount of $50,000.00. Notwithstanding the foregoing, the Security Deposit shall not be reduced as hereinabove provided in this Paragraph 26, in the event that Tenant subleases or assigns its interest in and to this Lease, to the extent such Security Deposit remains on deposit with Landlord as of the date of such sublease or assignment. Notwithstanding anything herein to the contrary, in the event each such amendment and reduction of the Security Deposit provided for in this Paragraph 26 occurs, the Security Deposit required under this Lease throughout the remainder of the Lease Term shall be equal to, and shall never be less than, Fifty Thousand and No/100 Dollars ($50,000.00).

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27. ESTOPPEL CERTIFICATES. Upon Landlord’s written request, Tenant shall execute and return to Landlord, within ten (10) days, a statement in writing certifying that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform any other covenants under this Lease, that there are no uncured Defaults of Landlord or Tenant, and setting forth the dates to which the Rent and other charges have been paid, and any other information reasonably requested by Landlord. In the event Tenant fails to return such statement within said ten (10) days, setting forth the above or, alternatively, setting forth those lease modifications, defenses and/or uncured Defaults, Tenant shall be in default hereunder or, at Landlord’s election, it shall be deemed that Landlord’s statement is correct with respect to the information therein contained. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser, mortgagee, or assignee of any mortgagee of the Property.

28. CONDITION OF PREMISES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii) ACCEPTS THE PREMISES, PROJECT AND PROPERTY AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

29. SUBSTITUTE PREMISES. Subject to the conditions specified in this Paragraph 29, Landlord reserves the right without Tenant’s consent, on thirty (30) days’ prior written notice to Tenant, to substitute other premises within the Property for the Premises. In each such case, the substituted premises shall (a) contain substantially the same rentable area as the Premises, (b) contain comparable tenant improvements, and (c) be made available to Tenant at the then current rental rate for such space, which in no event, shall exceed the per square foot rental rate in effect at the time of such substitution. Landlord shall pay all reasonable moving expenses of Tenant incidental to such substitution of premises.

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30. PERSONAL PROPERTY TAXES. Tenant shall timely pay all taxes assessed against Tenant’s personal property and all improvements to the Premises in excess of Landlord’s standard installations. If said personal property and improvements are assessed with the property of Landlord, Tenant shall pay to Landlord an amount equal to Tenant’s share of such taxes, within ten (10) days after receipt of Landlord’s statement for same.

31. BROKERAGE. Landlord and Tenant each warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only those referred to in Item 23 and Item 24 of the Basic Lease Provisions (“Brokers”) and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord and Tenant each hereby agree to indemnify, defend and hold the other harmless from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those Brokers listed above and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.

32. SEVERABILITY. In the event any provision of this Lease is invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision.

33. HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant to determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property. Tenant, at its sole cost and expense, shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Property by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. As defined in any applicable laws, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. As used in the Lease, the term “Hazardous Materials” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substance”, “hazardous wastes,” “hazardous material”, or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant agrees to indemnify, defend and hold Landlord and its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof but only to the extent directly caused by Tenant or its agents, employees, contractors or sublessees. Each of the covenants and agreements of Tenant set forth in this Paragraph shall survive the expiration or earlier termination of this Lease.

34. MISCELLANEOUS.

(a) Rules and Regulations. In addition to the terms and conditions set forth herein, Landlord and Tenant shall be bound by those certain Rules and Regulations, set forth on Exhibit D, attached hereto and made a part hereof.

(b) Covenants and Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though both words were used in each separate instance.

(c) No Recordation. This Lease shall not be recorded by Tenant without the prior written consent of Landlord.

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(d) Defined Terms and Marginal Headings. The paragraph headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any paragraph.

(e) Force Majeure. Except with respect to Tenant’s obligation for the payment of Rent hereunder, in the event any obligation to be performed by either Landlord or Tenant is prevented or delayed due to labor disputes, acts of God, inability to obtain materials, government restrictions, casualty, any restrictions, shutdowns, closures, or shortages or other delays related to COVID-19 or any similar viruses, epidemics or pandemics, or other causes beyond the control of the parties hereto, the party liable to perform such obligation shall be excused from performing same for a period of time equal to any aforesaid delay. Notwithstanding anything to the contrary in this Lease, in no event will any force majeure event excuse the Tenant’s obligation to pay Rent or other amounts.

(f) No Offer. Submission of this Lease shall not be deemed to be an offer, or an acceptance, or a reservation of the Premises; and Landlord shall not be bound hereby until Landlord has delivered to Tenant a fully executed copy of this Lease, signed by both of the parties on the last page of this Lease in the spaces herein provided. Until such delivery, Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold possession of the Premises from Tenant until such time as Tenant has paid to Landlord the Security Deposit required by Paragraph 26 of this Lease, and the first month of Base Rent as set forth in Paragraph 4 of this Lease.

(g) Successors and Assigns. All of the terms of this Lease shall extend to and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(h) Waiver of Right to Jury Trial. This Lease and the parties’ respective rights hereunder shall be governed by the laws of the State of Washington. In the event of litigation, suit shall be brought in King County, Washington. LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY ON ANY ISSUE TO ENFORCE ANY TERM OR CONDITION OF THIS LEASE, OR WITH RESPECT TO LANDLORD’S RIGHT TO TERMINATE THIS LEASE, OR TERMINATE TENANT’S RIGHT OF POSSESSION.

(i) Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(j) No Waiver. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(k) Access Security. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Property, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING, THE PROJECT OR THE PROPERTY, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING, THE PROJECT OR THE PROPERTY, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD.

(l) Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Mortgages to which this Lease is subordinate or may be subordinated.

23

(m) Time. Time is of the essence of this Lease and each and all of its provisions.

(n) Tenant Entity. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel.

(o) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(p) Authorship. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(q) Financial Statements. Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition.

(r) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(s) No Smoking. Tenant acknowledges that Landlord has not made any portion of the Premises or the Building accessible for smoking in compliance with WAC 296-62-12000.

(t) OFAC Compliance.

(i) Certification. Tenant certifies, represents, warrants and covenants that:

(A) It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(B) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii) Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

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(u) Cannabis. Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), or any office uses related to the same, nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, any Cannabis. Without limiting the foregoing, the prohibitions in this paragraph shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both. Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this paragraph shall automatically and without the requirement of any notice be a Default that is not subject to cure, and Tenant agrees that upon the occurrence of any such Default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such Default.

(v) Press Releases. No press release or other public disclosure regarding this Lease or the transaction contemplated hereby shall be made without either party’s prior written consent and content approval.

(w) Access. Tenant shall be granted access to the Premises twenty-four (24) hours per day, every day of the year, provided that such access shall: (i) be in accordance with all reasonable security measures as may be imposed by Landlord from time to time and as are generally applicable to tenants of the Building and their invitees; and (ii) be subject to restrictions on access recommended or imposed as a result of an emergency.

(x) Directory Board Listing and Interior Suite Sign. Tenant shall be entitled throughout the Lease Term to (i) one (1) building standard directory board listing on the Building’s main lobby directory, the location of which shall be designated by Landlord, and (ii) one (1) interior building standard suite sign located outside of (but near the entrance to) the Premises, the location of which suite sign shall be reasonably designated by Landlord. Landlord shall pay for the initial directory board listing and the initial interior suite sign, and Tenant shall be responsible for the cost of all replacements or repairs thereto. The style, type, color, size, and design of the directory board listing and the interior suite sign shall be (i) in accordance with the Landlord’s specifications contained in Exhibit F (Tenant Sign Criteria for Westpark) attached hereto, and (ii) subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed.

(y) Monument Signage Rights. Provided that (x) Tenant is the Tenant originally named herein, (y) Tenant is leasing and actually occupies at least 15,567 square feet of Rentable Area in the Building, and (z) no Event of Default or event which but for the passage of time or the giving of notice, or both, would constitute an event of default has occurred and is continuing, and subject to the further provisions of this Paragraph 34(y), Tenant shall have the right to install and maintain one (1) building standard listing reflecting Tenant’s name on the Building’s existing monument sign, in a location designated by Landlord (the “Monument Sign Listing”). Landlord shall pay for the initial costs of preparing and installing the Monument Sign Listing, and Tenant shall be responsible for all other costs associated with the Monument Sign Listing. Notwithstanding the foregoing, the Monument Sign Listing (and Tenant’s right to install and maintain the same) shall be subject to and in compliance with all Laws, applicable conditions, covenants and restrictions affecting the Building and in compliance with Landlord specifications contained in Exhibit F (Tenant Sign Criteria for Westpark) attached hereto. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for the Monument Sign Listing and any sign licenses related thereto, and for the cost and expense of maintenance and utilities for the Monument Sign Listing (including all metered electrical usage, if any). Additionally, Tenant shall, in a first class manner, maintain and repair any damage to the Monument Sign Listing. The Monument Sign Listing shall be installed in accordance with all applicable Laws, codes, ordinances, covenants, conditions and restrictions relating to the Building and in compliance with Landlord specifications contained in Exhibit F (Tenant Sign Criteria for Westpark) attached hereto. The style, type, color, size, and design of the Monument Sign Listing shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. All rights and remedies of Landlord under the Lease (including, without limitation, Landlord’s self-help remedies) shall apply in the event Tenant fails to perform Tenant’s obligations hereunder with respect to the Monument Sign Listing, and, in the event Landlord performs any of Tenant’s obligations hereunder, Tenant shall pay to Landlord, upon demand as additional rental hereunder, the cost incurred by Landlord in connection therewith, plus an additional charge of fifteen percent (15%) of such cost to cover overhead. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney’s fees) imposed upon or incurred by or asserted against Landlord and which arise out of any work performed by or on behalf of Tenant in connection with the Monument Sign Listing. Upon the expiration or earlier termination of the Lease, Tenant shall pay all costs associated with the removal of the Monument Sign Listing. The terms and provisions of this Paragraph 34(y) shall survive the expiration or earlier termination of this Lease.

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(z) Tenant Entity Information. Tenant acknowledges and agrees that a copy of the entity information available for Tenant, as a Washington corporation, as filed with the Washington Secretary of State’s office, is attached hereto as Exhibit G and made a part hereof for all purposes. Additionally, Tenant certifies to Landlord that Victor Huang is the chief executive officer of Tenant and Mark Scott is chief financial officer of Tenant.

(aa) Existing Lease. Landlord and Tenant acknowledge and agree that Landlord and Helion Energy, Inc., a Delaware corporation (the “Existing Tenant”), are the current parties to that certain Lease, originally entered into between Calwest Industrial Properties, LLC, a California limited liability company (“Original Landlord”), as landlord, and Existing Tenant, as tenant, dated March 17, 2015 (the “Original Helion Lease”), as subsequently amended by that certain (i) First Amendment to Lease, dated as of May 4, 2020, (ii) Second Amendment to Lease, dated as of April 13, 2021, (iii) letter from Landlord dated July 28, 2021, and (iv) Third Amendment to Lease, dated as of April 21, 2022 (the Original Helion Lease, as heretofore amended, being referred to herein as the “Existing Lease”), for certain premises containing a total of 46,939 rentable square feet (being comprised of 27,984 rentable square feet of office space and 18,955 rentable square feet of warehouse space), designated as Suite 100, Suite 120, Suite 230 and Suite 250 in the Building (such space referred to herein as the “Helion Existing Premises”), for a term which is stipulated to expire by its own terms on July 31, 2024. Landlord and Tenant further acknowledge and agree that Tenant and the Existing Tenant are parties to that certain Sublease Agreement dated effective as of July 13, 2023 (the “Existing Sublease”), whereby Tenant is subletting from the Existing Tenant a portion of the Existing Helion Premises consisting of 15,567 square feet of rentable area in the Building (being comprised of (i) 11,912 rentable square feet of office space (collectively, the “Subleased Office Space”) and 3,655 rentable square feet of warehouse space (the “Subleased Warehouse Space”), in the aggregate, designated as Suite 120 and Suite 250 in the Building (the Subleased Office Space and Subleased Warehouse Space being collectively referred to herein as the “Subleased Premises”), and which Existing Sublease was consented to by Landlord pursuant to that certain Consent by Landlord to Sublease Agreement, between Landlord, Existing Tenant and Tenant (the “Consent to Sublease”). Consequently, the Premises (being a portion of the same space as the Helion Existing Premises and all of the Subleased Premises) will be occupied by Tenant pursuant to the terms of the Existing Sublease through July 31, 2024. Notwithstanding the foregoing, subject to Paragraph 34(bb) below, Landlord and Tenant acknowledge and agree that Landlord’s delivery of the Premises to Tenant under the terms of this Lease is expressly conditioned upon Existing Tenant’s vacating and surrendering the Subleased Premises to Landlord in compliance with the Existing Lease and all applicable legal requirements on and as of July 31, 2024 (being the termination date of the Existing Lease). Landlord agrees to use commercially reasonable efforts to cause Existing Tenant to surrender the Subleased Premises to Landlord on and as of July 31, 2024 (such date being referred to herein as the “Existing Tenant Surrender Date”).

(bb) [Intentionally Deleted]

(cc) Landlord and Tenant acknowledge and agree that the Building (Building A) and the two (2) buildings in the Project commonly known as Redmond Center Court are currently being utilized for office and industrial purposes and that, notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right at any time following the expiration of the Initial Term of this Lease to send Tenant written notice (the “Termination Notice”) notifying Tenant that Landlord has elected to terminate the Lease with respect to the Premises, with such termination being effective on the last day of the calendar month which is twelve (12) months following the effective date of such Termination Notice (“Termination Date”), and Tenant shall have no further right to use, occupy or have possession of the Premises or any portion thereof after the Termination Date. In the event, but only in the event, that Landlord elects to terminate the Lease with respect to the Premises, as set forth in this Paragraph 34(cc), the parties agree to use reasonable, good faith efforts to enter into a written agreement evidencing such termination of the Lease (the “Agreement”); provided, however, if the Agreement is not fully executed by Landlord and Tenant on or prior to the Termination Date, the Lease shall still automatically terminate in accordance with the terms set forth in the Termination Notice, with the Termination Date being the date set forth in the Termination Notice. On or prior to the Termination Date, Tenant agrees to surrender the Premises to Landlord in a “broom clean” condition, and otherwise accordance with the terms of this Lease (including specifically, Paragraph 8 and Paragraph 34(cc) of this Lease), with all of the personal property of Tenant removed therefrom, and in substantially the same condition as the Premises was tendered to Tenant, reasonable wear and tear excepted. Tenant agrees to be responsible and liable to Landlord for any and all damages incurred by Landlord due to any holding over by Tenant in the Premises beyond the Termination Date in accordance with the terms of the Lease applicable thereto, and to pay Rent with respect to the Premises during any holdover period in accordance with the terms of the Lease applicable thereto. Following the Termination Date, Tenant shall be relieved of all obligations with respect to the Premises from and after the Termination Date, but not with respect to (i) any obligations accruing under the Lease prior to the Termination Date, or (ii) any obligations in the Lease stipulated in the Lease to survive the termination or earlier expiration of this Lease.

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURE PAGE TO AGREEMENT OF LEASE

BY AND BETWEEN KORE WESTPARK, LLC, AS LANDLORD,

AND JDL DIGITAL SYSTEMS, INC., AS TENANT

WHEREFORE, Landlord and Tenant have respectively executed this Lease the day and year first above written.

LANDLORD: KORE WESTPARK, LLC, a Delaware limited liability company		TENANT: JDL DIGITAL SYSTEMS, INC., a Washington corporation, doing business as Airship
By:	Pacific Oak Capital Advisors, LLC, a Delaware limited liability company, as its authorized agent

By:	/s/ Jason Espiritu	By:	/s/ Victor Huang
	Jason Espiritu,	Name:	Victor Huang
	Vice President	Title:	CEO

Date:	September 7, 2023	Date:	August 25, 2023

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SIGNATURE PAGE TO AGREEMENT OF LEASE

BY AND BETWEEN KORE WESTPARK, LLC, AS LANDLORD,

AND JDL DIGITAL SYSTEMS, INC., AS TENANT

STATE OF CALIFORNIA	§
§ ss.
COUNTY OF ORANGE	§

I certify that I know or have satisfactory evidence that JASON ESPIRITU, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice President of Pacific Oak Capital Advisors, LLC, a Delaware limited liability company, as the authorized agent of KORE WESTPARK, LLC, a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: ______________, 2023.

(Signature)

(Print Name)

Notary Public, in and for the State of California, residing at _______________ My Commission Expires _______________

STATE OF WASHINGTON	§
§ ss.
COUNTY OF ___________	§

I certify that I know or have satisfactory evidence that VICTOR HUANG, is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Chief Executive Officer of JDL DIGITAL SYSTEMS, INC., a Washington corporation, doing business as Airship Industries, Inc., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: ______________, 2023.

(Signature)

(Print Name)

Notary Public, in and for the State of Washington, residing at _____________ My Commission Expires _______________

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EXHIBIT A

PREMISES

A - 1

EXHIBIT B

LEGAL DESCRIPTION OF PROPERTY

WESTPARK PORTFOLIO

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF REDMOND, IN THE COUNTY OF KING, STATE OF WASHINGTON, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

LOTS 1 THROUGH 4, INCLUSIVE, AND 9 AND 10, PACIFIC BUSINESS & TECHNICAL CENTER, ACCORDING TO THE SECOND AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 140 OF PLATS, PAGES 25 THROUGH 30, INCLUSIVE, IN KING COUNTY, WASHINGTON.

PARCEL A-1:

PARCEL A OF BOUNDARY LINE ADJUSTMENT RECORDED UNDER RECORDING NUMBER 20080204900013, BEING A PORTION OF LOT 8, PACIFIC BUSINESS & TECHNICAL CENTER, ACCORDING TO THE SECOND AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 140 OF PLATS, PAGES 25 THROUGH 30, INCLUSIVE, IN KING COUNTY, WASHINGTON.

PARCEL B:

LOTS B AND C, WESTPARK, AMENDED BINDING SITE PLAN, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 152 OF PLATS, PAGES 70 THROUGH 73, INCLUSIVE, AND RECORDED UNDER RECORDING NUMBER 9006070535, IN KING COUNTY, WASHINGTON;

(BEING KNOWN AS A PORTION OF LOT 1, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943).

PARCEL C:

LOTS D, E AND F, WESTPARK II, ACCORDING TO THE AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 150 OF PLATS, PAGES 12 THROUGH 15, INCLUSIVE, IN KING COUNTY, WASHINGTON;

(ALSO KNOWN AS LOT 2, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943).

PARCEL D:

LOT 3, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943, SAID SHORT PLAT BEING A SUBDIVISION OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON.

PARCEL E:

LOT A, WESTPARK, AMENDED BINDING SITE PLAN, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 152 OF PLATS, PAGES 70 THROUGH 73, INCLUSIVE, AND RECORDED UNDER RECORDING NUMBER 9006070535, IN KING COUNTY, WASHINGTON;

(BEING KNOWN AS A PORTION OF LOT 1, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943).

B - 1

PARCEL F:

PARCEL B OF BOUNDARY LINE ADJUSTMENT RECORDED UNDER RECORDING NUMBER 20080204900013, BEING A PORTION OF LOT 8, PACIFIC BUSINESS & TECHNICAL CENTER, ACCORDING TO THE SECOND AMENDED BINDING SITE PLAN THEREOF RECORDED IN VOLUME 140 OF PLATS, PAGES 25 THROUGH 30, INCLUSIVE, IN KING COUNTY, WASHINGTON.

AND LOT 1, CITY OF REDMOND SHORT PLAT NUMBER SS-86-5, RECORDED UNDER RECORDING NUMBER 8811030191, IN KING COUNTY, WASHINGTON.

PARCEL G:

LOT 4, CITY OF REDMOND SHORT PLAT NUMBER SS-85-11R, RECORDED UNDER RECORDING NUMBER 8912190943, SAID SHORT PLAT BEING A REVISION OF SHORT PLAT RECORDED UNDER RECORDING NUMBER 8512260700, SAID SHORT PLAT BEING A SUBDIVISION OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON.

PARCEL H:

LOT 2 OF CITY OF REDMOND SHORT PLAT NUMBER SS-86-5, RECORDED UNDER RECORDING NUMBER 8811030191, SAID SHORT PLAT BEING A SUBDIVISION OF A PORTION OF THE SOUTH 320 FEET OF THE NORTH 1006 FEET OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON;

TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS AND UTILITIES 30 FEET IN WIDTH, BEING A SOUTHERLY EXTENSION OF THE EAST 30 FEET OF SAID PREMISES, LYING SOUTHERLY OF THE SOUTH LINE OF SAID PREMISES AND NORTHERLY OF THE NORTHERLY MARGIN OF N.E. 85TH STREET.

PARCEL I:

THAT PORTION OF THE FOLLOWING DESCRIBED TRACT LYING NORTHERLY OF THE RIGHT OF WAY FOR N.E. 85TH STREET AND EASTERLY OF THE RIGHT OF WAY FOR 154TH AVENUE N.E. THE EAST HALF OF THE SOUTHWEST QUARTER OF SECTION 2, TOWNSHIP 25 NORTH, RANGE 5 EAST, W.M., IN KING COUNTY, WASHINGTON, LYING EASTERLY OF THE NORTHERN PACIFIC RAILROAD (NOW “BURLINGTON NORTHERN”) RIGHT OF WAY, AND WESTERLY OF 100 FOOT STRIP OF LAND AS CONVEYED TO KING COUNTY BY DEED RECORDED UNDER RECORDING NUMBER 6611004;

EXCEPT THE NORTH 1006 FEET THEREOF;

EXCEPT THAT PORTION CONVEYED TO THE CITY OF REDMOND, A MUNICIPAL CORPORATION, BY DEED RECORDED UNDER RECORDING NUMBER 8407250771 FOR 154TH AVENUE N.E.

SITUATE IN THE COUNTY OF KING, STATE OF WASHINGTON.

B - 2

EXHIBIT C

CONSTRUCTION WORK LETTER

THIS WORK LETTER is attached as Exhibit C to the Agreement of Lease between KORE WESTPARK, LLC, a Delaware limited liability company, as Landlord, and JDL DIGITAL SYSTEMS, INC., a Washington corporation, doing business as Airship Industries, Inc., as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a) Tenant Improvements; Landlord’s Construction Allowance. The leasehold improvements to be constructed by Tenant (the “Tenant Improvements”), at Tenant’s sole cost and expense (except for the Landlord’s Construction Allowance, as defined below), shall be constructed in accordance with the Final Plans to be submitted by Tenant and reviewed and approved by Landlord in accordance with the provisions of Paragraph (b) of this Exhibit C.

Landlord shall have no obligation to construct or to pay for the construction of the Tenant Improvements. However, following the Commencement Date of the Lease, Landlord agrees to contribute toward the cost of construction of the Tenant Improvements the cash sum of up to Two Hundred Ninety-Six Thousand Seven Hundred Twenty and No/100 Dollars ($296,720.00) (being $238,240.00 ($20.00 per rentable square foot of office space for 11,912 rsf), plus $58,480.00 ($16.00 per rentable square foot of warehouse space for 3,655 rsf)) (the “Landlord’s Construction Allowance”). Notwithstanding anything in this Lease or in this Work Letter to the contrary, except as otherwise expressly set forth in Paragraph (h) below, the Landlord’s Construction Allowance shall be used only for the construction of the Tenant Improvements, and if construction of the Tenant Improvements is not completed prior to December 31, 2024 (the “Construction Termination Date”), then Landlord’s obligation to provide the Landlord’s Construction Allowance shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said Landlord’s Construction Allowance. There shall be no coordination fee/construction management fee payable to Landlord in connection with the construction of the Tenant Improvements and any work related to the construction of the Tenant Improvements in the Premises. The Landlord’s Construction Allowance will be reduced by any consulting or architectural fees and by any inspection or permitting fees incurred by Landlord. The construction costs that may be reimbursed from the Landlord’s Construction Allowance shall include only the following: costs of labor, equipment, supplies and materials furnished for construction of the Tenant Improvements, including low-volt data cabling in the Premises installed by or on behalf of Tenant; governmental fees and charges for required permits, plan checks, and inspections for the Tenant Improvements; charges of Tenant’s design professionals; and charges of Landlord’s design professionals for review of plans and monitoring of construction or installation of the Tenant Improvements. No other costs, fees or expenses of the Tenant Improvements shall be reimbursable out of the Landlord’s Construction Allowance, except as otherwise expressly set forth in Paragraph (h) below.

Landlord’s payment of the Landlord’s Construction Allowance, or such portion thereof as Tenant may be entitled to, shall be made within thirty (30) days after each and all of the following conditions shall have been satisfied: (i) the Tenant Improvements shall have been completed in accordance with the Final Plans (as hereinafter defined); (ii) Tenant shall have delivered to Landlord satisfactory evidence that all mechanics’ lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labour, supplies or materials in the construction or installation of the Tenant Improvements have been unconditionally waived, released, or extinguished; (iii) Tenant shall have delivered to Landlord paid receipts or other written evidence satisfactorily substantiating the actual amount of the construction costs of the Tenant Improvements; (iv) Tenant shall have delivered to Landlord a final certificate of occupancy for the Premises; (v) Tenant shall not then be in default of any of the provisions of the Lease; (vi) Tenant shall have occupied and opened for business at the Premises; (vii) Tenant shall have delivered to Landlord a complete set of the final “as built” plans and specifications conforming to the Final Plans (defined below) in both hard copy and CAD format; and (viii) Tenant shall have delivered to Landlord copies of all warranties from contractors and suppliers relating to the Tenant Improvements; provided, however, Landlord shall have no obligation to provide any of the Landlord’s Construction Allowance prior to the Commencement Date of this Lease. If the actual cost of the Tenant Improvements is less than the Landlord’s Construction Allowance, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Tenant Improvements and the Landlord’s Construction Allowance, except as otherwise expressly set forth in Paragraph (h) below.

C - 1

(b) Preparation and Review of Plans for Tenant Improvements. Tenant has retained a space planner (the “Space Planner”), and the Space Planner has prepared (or will prepare) certain plans, drawings and specifications (the “Temporary Plans”) for the construction of the Tenant Improvements in the Premises to be installed in the Premises by a general contractor selected by Tenant pursuant to this Work Letter. Tenant shall deliver the Temporary Plans to Landlord within ten (10) days after the execution of this Lease by Tenant. Landlord shall have five (5) business days after Landlord’s receipt of the proposed Temporary Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Landlord fails to give written comments to or approve the Temporary Plans within such five (5) business day period, then Landlord shall be deemed to have rejected the Temporary Plans as submitted. Tenant shall have five (5) business days following its receipt of Landlord’s comments and objections to redraw the proposed Temporary Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within five (5) business days of Landlord’s receipt of such revised plans. Such process shall be repeated twice and if at such time final approval by Landlord of the proposed Temporary Plans has not been obtained, then Landlord shall complete such Temporary Plans, at Tenant’s sole cost and expense, to reflect Landlord’s objections or comments. Once Landlord has approved the Temporary Plans, the approved Temporary Plans shall be thereafter known as the “Final Plans”. The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises. The improvements shown in the Final Plans shall (i) utilize Landlord’s building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances. Tenant, using the Space Planner, shall prepare or cause to be prepared and submitted the Final Plans by receipted courier or delivery service, to Landlord’s construction representative, c/o Transwestern, 10800 NW 8th Street, Suite 150, Bellevue, Washington 98004 (“Landlord’s Construction Representative”), for Landlord’s review and approval, which shall be consistent with the description of the Tenant Improvements set forth in the Temporary Plans.

Each set of proposed Final Plans furnished by Tenant shall include at least two (2) sets of prints. The Final Plans shall be compatible with the design, construction, and equipment of the Building, and shall be capable of logical measurement and construction. Unless Landlord shall otherwise agree in writing, the Final Plans shall be signed/stamped by the Space Planner, and shall include (to the extent relevant or applicable) such additional plans reasonably requested by Landlord related to the Tenant Improvements, including, without limitation, any and all additional plans related to Tenant’s specific use of the Premises, or as may be required by local city ordinance or building code.

Tenant shall submit all Final Plans to Landlord’s construction representative, as designated above, for Landlord’s review and approval. Landlord shall have five (5) business days after Landlord’s receipt of the proposed Final Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Final Plans. If Landlord fails to give written comments to or approve the Final Plans within such five (5) business day period, then Landlord shall be deemed to have rejected the Final Plans as submitted. Tenant shall have five (5) business days following its receipt of Landlord’s comments and objections to redraw the proposed Final Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within five (5) business days of Landlord’s receipt of such revised plans. Such process shall be repeated as necessary until final approval by Landlord of the proposed Final Plans has been obtained. Landlord may at any time by written notice given in accordance with the notice provisions of the Lease change the name and/or address of the designated Landlord’s construction representative to receive plans delivered by Tenant to Landlord. In the event that Tenant disagrees with any of the changes to the proposed Final Plans required by Landlord, then Landlord and Tenant shall consult with respect thereto and each party shall use all reasonable efforts to promptly resolve any disputed elements of such proposed Final Plans. If such Final Plans are not resolved by Landlord and Tenant, then Tenant shall accept Landlord’s final changes to the proposed Final Plans. For purposes hereof, “business days” shall be all calendar days except Saturdays and Sundays and holidays observed by national banks in the State in which the Premises are situated.

Notwithstanding the preceding provisions of this Paragraph (b), under no circumstances whatsoever shall (i) any combustible materials be utilized above finished ceiling or in any concealed space, (ii) any structural load, temporary or permanent, be placed or exerted on any part of the Building without the prior written approval of Landlord, or (iii) any holes be cut or drilled in any part of the roof or other portion of the Building shell without the prior written approval of Landlord.

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In the event that Tenant proposes any changes to the Final Plans (or any portion thereof) after the same have been approved by Landlord, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not, in Landlord’s reasonable opinion, adversely affect the Building structure, systems, or equipment, or the external appearance of the Premises.

As soon as the Final Plans (or a portion thereof sufficient to permit commencement of construction or installation of the Tenant Improvements, if Tenant elects to proceed with a “fast track” construction) are mutually agreed upon, Tenant shall use diligent efforts to obtain all required permits, authorizations, and licenses from appropriate governmental authorities for construction of the Tenant Improvements (or such portion thereof, as applicable). Tenant shall be solely responsible for obtaining any business or other license or permit required for the conduct of its business at the Premises.

(c) Construction of the Tenant Improvements. Construction or installation of the Tenant Improvements shall be performed by a licensed general contractor or contractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed (the “Tenant’s Contractor,” whether one or more), pursuant to a written construction contract negotiated and entered into by and between the Tenant’s Contractor and Tenant and approved by Landlord. Each such contract shall (i) obligate Tenant’s Contractor to comply with all rules and regulations of Landlord relating to construction activities in the Building, (ii) name Landlord as an additional indemnitee under the provisions of the contract whereby the Tenant’s Contractor holds Tenant harmless from and against any and all claims, damages, losses, liabilities and expenses arising out of or resulting from the performance of such work, (iii) name Landlord as a beneficiary of (and a party entitled to enforce) all of the warranties of the Tenant’s Contractor with respect to the work performed thereunder and the obligation of the Tenant’s Contractor to replace defective materials and correct defective workmanship for a period of not less than one (1) year following final completion of the work under such contract, (iv) evidence the agreement of the Tenant’s Contractor that the provisions of the Lease shall control over the provisions of the contract with respect to distribution or use of insurance proceeds, in the event of a casualty during construction, and (v) evidence the waiver and release by the Tenant’s Contractor of any lien or right to assert a lien on all or any portion of the fee estate of Landlord in and to the Building as a result of the work performed or to be performed thereunder (and obligating the Tenant’s Contractor to include a substantially similar release and waiver provision in all subcontracts and purchase orders entered under or pursuant to the contract).

Tenant acknowledges and understands that all roof penetrations involved in the construction of the Tenant Improvements must be performed by the Landlord’s Building roofing contractor. All costs, fees and expenses incurred with such contractor in performing such work shall be a cost of the Tenant Improvements, payable in accordance with the provisions of this Exhibit C. Tenant or Tenant’s Contractor shall be responsible for all water, gas, electricity, sewer or other utilities used or consumed at the Premises during the construction of the Tenant Improvements.

Tenant specifically agrees to carry, or cause the Tenant’s Contractor to carry, during all such times as the Tenant’s work is being performed, (a) builder’s risk completed value insurance on the Tenant Improvements, in an amount not less than the full replacement cost of the Tenant Improvements, endorsed to show a waiver of subrogation by the insurer in favor of the Landlord (b) a policy of insurance covering commercial general liability, in an amount not less than Two Million Dollars ($2,000,000.00), combined single limit for bodily injury and property damage per occurrence (and combined single limit coverage of $2,000,000.00 in the aggregate), and automobile liability coverage (including owned, non-owned and hired vehicles) in an amount not less than One Million Dollars ($1,000,000.00) combined single limit (each person, each accident), and endorsed to show Landlord as an additional insured, be primary and non-contributing with any insurance available to the Landlord, (c) workers’ compensation insurance as required by law, endorsed to show a waiver of subrogation by the insurer to any claim the Tenant’s Contractor may have against Landlord and (d) umbrella excess liability insurance in an amount not less than $5,000,000 per occurrence and in the aggregate scheduling as underlying insurance the commercial general liability, automobile liability and employers liability insurance required under this paragraph’s part (b) and (c) listed above. Tenant shall not commence construction of the Tenant Improvements until Landlord has issued to Tenant a written authorization to proceed with construction after Tenant has delivered to Landlord’s construction representative (i) certificates of the insurance policies described above, (ii) copies of all permits required for construction of the Tenant Improvements and a copy of the permitted Final Plans as approved by the appropriate governmental agency, and (iii) a copy of each signed construction contract for the Tenant Improvements (a copy of each subsequently signed contract shall be forwarded to Landlord’s construction representative without request or demand, promptly after execution thereof and prior to the performance of any work thereunder). All of the construction work shall be the responsibility of and supervised by Tenant.

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(d) Requirements for Tenant’s Work. All of Tenant’s construction with respect to the Premises shall be performed in substantial compliance with this Exhibit C and the Final Plans therefor previously approved in writing by Landlord (and any changes thereto approved by Landlord as herein provided), and in a good and workmanlike manner, utilizing only new materials. All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements. All materials utilized in the construction of Tenant’s work must be confined to within the Premises. All trash and construction debris not located wholly within the Premises must be removed each day from the Project at the sole cost and expense of Tenant. Landlord shall have the right at all times to monitor the work for compliance with the requirements of this Exhibit C. If Landlord determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises or the Project until such time as Landlord is satisfied that the applicable requirements will be observed. Any approval given by Landlord with respect to Tenant’s construction or the Temporary Plans or Final Plans therefor, and/or any monitoring of Tenant’s work by Landlord, shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any of such matters. So long as Landlord reviews and responds to the plan submission to Landlord as provided in this Exhibit C, no delays in plan approval, and no delays in the construction of the Tenant Improvements, shall delay the Commencement Date of this Lease.

(e) No Liens; Indemnification. Tenant shall have no authority to place any lien upon the Premises, or the Building, or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect. If, because of any actual or alleged act or omission of Tenant, or Tenant’s Contractor, or any subcontractors or materialmen, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Premises, the Building, or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than fifteen (15) days after notice to Tenant of the filing thereof, but in any event prior to the foreclosure thereof. With respect to the contract for labor or materials for construction of the Tenant Improvements, Tenant acts as principal and not as the agent of Landlord. Landlord expressly disclaims liability for the cost of labor performed for or supplies or materials furnished to Tenant. Landlord may post one or more “notices of non-responsibility” for Tenant’s work on the Building. No contractor of Tenant is intended to be a third-party beneficiary with respect to the Landlord’s Construction Allowance, or the agreement of Landlord to make such Landlord’s Construction Allowance available for payment of or reimbursement for the costs of construction of the Tenant Improvements. Tenant agrees to indemnify, defend and hold Landlord, the Premises and the Project, harmless from all claims (including all costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant’s agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees, or arising from any bodily injury or property damage occurring or alleged to have occurred incident to any of the work to be performed by Tenant or its contractors or subcontractors with respect to the Premises. Any default by Tenant under this Exhibit C shall constitute a default by Tenant under the Lease for all purposes. Additionally, any approval given by Landlord with respect to the Tenant Improvements or the Final Plans and/or any monitoring of the construction of the Tenant Improvements by Landlord shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any such matters.

(f) Substantial Completion. “Substantial Completion” (or any grammatical variant thereof) of construction of the Tenant Improvements shall be defined as (i) the date upon which Landlord’s Construction Representative (or other consultant engaged by Landlord) determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans, and (ii) the date upon which a temporary certificate of occupancy (or its equivalent) is issued for the Premises by the appropriate governmental authority. After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises.

(g) Rent Credit. Notwithstanding anything herein to the contrary, if the total cost of the Tenant Improvements is less than the total amount of the Landlord’s Construction Allowance (the difference between the cost of the Tenant Improvements and the cost of the Landlord’s Construction Allowance being referred to herein as the “Excess Allowance”), then Landlord agrees that, upon Tenant’s written request and subject to the further terms of this Paragraph (h), Tenant shall have the right to have up to (but not to exceed) $77,835.00 ($5.00 per square foot for 15,567 rsf) out of such Excess Allowance credited towards the monthly installment(s) of Base Rent first becoming due under this Lease after the Abated Rent Period (the “Rent Credit”), until such time as the total amount of the Excess Allowance available to Tenant for such credit has been exhausted; provided, however, in no event shall (x) the total amount advanced by Landlord to Tenant for the Rent Credit, exceed the lesser of the amount of the Excess Allowance or $77,835.00, and (y) the amount advanced by Landlord for the cost of the Tenant Improvements and/or the Rent Credit exceed the amount of Landlord’s Construction Allowance. In the event Tenant desires any such credit, Tenant shall notify Landlord of the amounts that Tenant wants credited within sixty (60) days following the Commencement Date, and, notwithstanding anything herein to the contrary, if Tenant fails to so notify Landlord in writing of such amounts Tenant desires to have credited within said sixty (60) day period, Tenant shall not be entitled to any such credit and all such Excess Allowance shall belong to Landlord and Tenant shall have no rights thereto.

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EXHIBIT D

RULES AND REGULATIONS

Tenant agrees to comply with the following rules and regulations, and any subsequent rules or regulations which Landlord may reasonably adopt or modify from time to time. Tenant shall be bound by such rules and regulations to the same extent as if such rules and regulations were covenants of this Lease; and any non-compliance thereof shall constitute grounds for Default under this Lease. Landlord shall not be liable for the non-observance of said rules and regulations by any other tenant.

1. Tenant shall not use any picture or likeness of the Property in any notices or advertisements, without Landlord’s prior written consent.

2. In the event Tenant requires any telegraph, telephone or satellite dish connections, Landlord shall have the right to prescribe additional rules and regulations regarding the same including, but not limited to, the size, manner, location and attachment of such equipment and connections.

3. No additional locks shall be placed upon any door of the Premises, and Tenant shall not permit any duplicate keys to be made, without the prior consent of Landlord. Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises and Property.

4. Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, or carry on any mechanical business within the Premises. Tenant shall not use any fuel source within the Premises other than the fuel source(s) provided by Landlord.

5. Tenant shall not permit within the Premises any animals other than service animals; nor shall Tenant create or allow any foul or noxious gas, noise, odors, sounds, and/or vibrations to emanate from the Premises, or create any interference with the operation of any equipment or radio or television broadcasting/reception from within or about the Property, which may obstruct or interfere with the rights of other tenant(s) in the Property.

6. All sidewalks, loading areas, stairways, doorways, corridors, and other common areas shall not be obstructed by Tenant or used for any purpose other than for ingress and egress. Landlord retains the right to control all public and other areas not specifically designated as the Premises, provided nothing herein shall be construed to prevent access to the Premises or the common areas of the Property by Tenant or Tenant’s invitees.

7. Tenant shall not install any window treatments other than existing treatments or otherwise obstruct the windows of the Premises without Landlord’s prior written consent.

8. After business hours, Tenant shall lock all doors and windows of the Premises which enter upon any common areas of the Property; and Tenant shall be liable for all damages sustained by Landlord or other tenants within the Property resulting from Tenant’s default or carelessness in this respect.

9. Any person(s) who shall be employed by Tenant for the purpose of cleaning the Premises shall be employed at Tenant’s cost. Tenant shall indemnify and hold Landlord harmless from all losses, claims, liability, damages, and expenses for any injury to person or damage to property of Tenant, or third persons, caused by Tenant’s cleaning contractor.

10. Tenant shall not canvass or solicit business, or allow any employee of Tenant to canvass or solicit business, from other tenants in the Property, unless the same is within the scope of Tenant’s normal business.

11. Landlord reserves the right to place into effect a “no smoking” policy within all or selected portions of the common areas of the Property, wherein Tenant, its agents, employees and invitees shall not be allowed to smoke. Tenant shall not be allowed to smoke in any common stairwells, elevators or bathrooms; nor shall Tenant dispose of any smoking material including, without limitation, matches, ashes and cigarette butts on the floors of the Property, about the grounds of the Property, or in any receptacle other than a specifically designated receptacle for smoking.

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EXHIBIT E

MOVE-OUT CONDITIONS

Notwithstanding anything to the contrary in this Lease, Tenant is obligated to check and address prior to move-out of the facility the following items. Landlord expects to receive the space in a well maintained condition, with normal wear and tear of certain areas acceptable. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1. All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2. All truck doors and dock levelers should be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced need to be painted to match the building standard.

3. All structural steel columns in the warehouse and office should be inspected for damage and Tenant shall be responsible for repairing any damage to such structural steel columns caused by or attributable to Tenant, its agents, employees or invitees. Repairs of this nature should be pre-approved by the Landlord prior to implementation.

4. Heating/air conditioning systems (including, but not limited to, the HVAC Units) should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5. All holes in the sheetrock walls should be repaired prior to move-out.

6. The carpets and vinyl tiles should be in a clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

7. Facilities should be returned in a clean condition which would include cleaning of the coffee bar, restroom areas, windows, and other portions of the space.

8. The warehouse should be in broom clean condition with all inventory and racking removed. There should be no protrusion of anchors from the warehouse floor and all holes should be appropriately patched. If machinery/equipment is removed, the electrical lines should be properly terminated at the nearest junction box.

9. All exterior windows with cracks or breakage should be replaced.

10. The Tenant shall provide to Landlord the keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11. Items that have been added by the Tenant and affixed to the Property (excluding personal property and equipment that are not fixtures) will remain the property of Landlord, unless agreed otherwise in this Lease. This would include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc., normal wear and tear excepted. Except as otherwise set forth in this Lease, please note that if modifications have been made to the space, such as the addition of office areas, Landlord retains the right to have the Tenant remove these at Tenant’s expense.

12. All electrical systems should be left in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

13. All plumbing fixtures should be in good working order, including the water heater. Faucets and toilets should not leak.

14. All dock bumpers must be left in place and well secured.

15. Notwithstanding the foregoing and except as otherwise set forth in this Lease, Tenant agrees to surrender the Premises to Landlord in substantially the same condition as exists at the time that Tenant occupies the Premises and opens for business.

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EXHIBIT F

TENANT SIGN CRITERIA FOR WESTPARK

The following signage criteria (these “Criteria”) have been established for the purpose of allowing sufficient business identification for businesses locating within the Project. The criteria have also been established for the purpose of maintaining the overall appearance by providing maximum continuity with the environment and an architectural integration with the Project. The signage guidelines are in accordance with the Redmond Community Development Code, Section 20c.20.230. All signs shall be installed in accordance with all applicable governmental laws, codes, ordinances, covenants, conditions and restrictions relating to the Building and the Project, including, but not limited to, the City of Redmond, King County, Washington zoning codes, as well as all applicable covenants, restrictions or deed restrictions affecting the Project. No deviation from these criteria will be permitted without Landlord’s prior written approval. Landlord requires strict compliance with these Criteria and shall strictly enforce the same. Any sign installed without the prior written approval of the Landlord shall, at Landlord’s option, be removed at Tenant’s sole cost and expenses or brought into conformance at the Tenant’s sole cost and expense. The following Criteria are guidelines for installation of signage at the Project but shall in no event be deemed express consent to such installation by Landlord unless expressly stated herein.

REQUIREMENTS

A.	Landlord’s Cost and Criteria of Signage – Premises Identification Signage

1.	Landlord shall provide the following signage options at no cost to Tenant:

a)	Tenant’s name (the “Tenant’s Name”) and Premises number on the Building lobby or Project directory (if one exists in the common areas).

b)	Tenant’s Name and suite number on Premises front door only on those suites whose primary entrance is off a common corridor or lobby.

c)	Tenant’s suite number on front entry transom glass where Premises entry is visible from the exterior of the Building.

2.	Method of attachment, location, color and size shall be in standard conformance as determined by Landlord and is subject to Landlord’s prior approval.

B.	Tenant’s Cost and Criteria of Signage – Exterior Signage

1.	If provided for in this Lease, Tenant shall have one (1) exterior sign for the Premises.

2.	No signage is allowed except for those identifying Tenant’s Name.

3.	Tenant shall be responsible for coordinating the construction, installation and payment of the Building-mounted company sign through Landlord’s approved vendor.

4.

Tenant shall submit a copy of exterior Building signage layout, along with a photo simulation of the proposed signage, to Landlord for final approval prior to allowing vendor to proceed with fabrication and/or installation.

5.	All signs must be approved in writing by Landlord, including both interior and exterior signage.

6.

Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Exterior Signage and any sign licenses related thereto, including, but not limited to, the City of Redmond, King County, Washington, and for the cost and expense of maintenance and utilities for Tenant’s Exterior Signage (including all metered electrical usage, if any).

7.

Upon Lease expiration, Tenant shall be responsible for all costs related to the removal of their signage and the restoration of the sign band area including sanding adhesive, patching and painting, all to Landlord’s reasonable satisfaction.

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C.	Building Standard Specifications

The following specifications vary depending on the type of building structure, the floor level, and the leased premises in the building.

In accordance with the previously established and adopted sign program for the Project, the following specifications outline more specifically the nature of the intended signage.

1.

Tenants’ name will be limited to the upper facade of the individual tenant Premises. First-floor-only tenants may locate signage over main entry doors where possible and with Landlord’s written approval. Tenants on the second floor and 2-story tenants shall locate signage on the panel designated by Landlord.

2.

The building-mounted company signage shall consist of dimensional foam letters, a maximum of 2” deep and no larger than 12”, painted a uniform color, either black or a color to match the building trim as may be changed from time to time by Landlord. Application is limited to adhesives, no drilling into building facade. The letter type style shall be of Tenant’s choice. Maximum sign coverage may vary depending on the building, but in general (and unless otherwise approved in writing by Landlord) will be no more than 20 or 25 square feet determined on a case-by-case basis dependent upon Tenant’s location within the subject building and the available frontage. Tenant signage may contain no more than two lines of information and shall consist of Tenant name only provided that the total designated sign area is not exceeded and the number of rows of information and presents a professional appearance. All signage must be submitted to Landlord for Landlord’s approval.

3.

Subject to Landlord’s prior written approval, separate logos may be allowed and shall not exceed 24” X 24”. Approved logos will be included in the designated square feet allowed in signage area as indicated herein. The building type and location in the Project determines the specific parameters of the sign.

D.	Window Graphics

1.	The sign will be located on the window closest to the front door of the Premises. The copy color shall be white; logo style and color to be approved by Landlord and City of Redmond if applicable.

2.

The style, color and size of the individual tenant company’s name shall be standard and in conformance with the Project standards and subject to Landlord’s approval. Landlord reserves the right to modify window signage design based on Tenant’s corporate type style and/or format.

3.	No electrical or audible signs will be permitted except those which presently exist in the Project or which may be required by the 2003 American National Standard, 1CC/ANSI A117.1-2003.

4.

Except as provided herein, no advertising placards, banners, pennants, names, insignia trademarks, “sandwich boards” or other descriptive material shall be affixed or maintained upon the Building or Project glass, exterior walls, landscaped area, street, or parking areas.

The following is an example of a standard layout for window identification graphics for the Project. Note: the example is a flush-left layout. A tenant’s layout may not be flush left depending on the position of the subject premises window.

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EXTERIOR BUILDING SIGNAGE:

The following is an example of a standard layout for exterior building signage on buildings with two or more floors.

(24” x 24”)
LOGO	(letters no higher than 12”)

The following is an example of a standard layout for exterior building signage on one story buildings.

(18” x 18”)
LOGO	(letters no higher than 10”)

WINDOW SIGNAGE:

The following is an example of a standard layout for window identification graphics for the Project. NOTE: the example is a flush-left layout. A tenant’s layout may not be flush left depending on the position of the subject premises window.

36”

LOGO
8”

TRANSWESTERN Leasing Office	8” LOGO

(ALL COPY IN WHITE)		7” TENANT NAME

(ALL COPY IN WHITE)

IS LOGO CAMERA READY ARTWORK PROVIDED?           ☐  YES                      ☐  NO

•	LOGO SYMBOL IN COLOR, ALL OTHER COPY MUST BE IN WHITE
•	IF NO ARTWORK PROVIDED, HELVETICA MEDIUM TYPE WILL BE USED
•	LETTER/COPY SIZE SHALL NOT EXCEED 3.5” AND SHALL NOT EXCEED TWO (2) LINES

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EXHIBIT G

TENANT ENTITY INFORMATION

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ADDENDUM ONE

ONE RENEWAL OPTION AT MARKET

ATTACHED TO AND A PART OF THE AGREEMENT OF LEASE

BY AND BETWEEN

KORE WESTPARK, LLC

and

JDL DIGITAL SYSTEMS, INC.

(a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for one (1) additional period of three (3) years (such additional period is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Initial Term (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant shall give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the Lease Term at least twelve (12) months, but not more than fourteen (14) months, prior to the scheduled Expiration Date of the Initial Term.

(b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the Initial Term, and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord’s not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Extension Amendment (defined below) at least nine (9) months prior to the expiration of the Lease, then Tenant’s exercise of this renewal option shall be deemed withdrawn and the Lease shall terminate on its original Expiration Date.

(c) The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for Additional Rent, including, but not limited to, Tenant’s Pro Rata Share of the Taxes, Insurance and CAM expenses, and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Additional Rent, including, but not limited to, Tenant’s Pro Rata Share of the Taxes, Insurance and CAM expenses and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

(d) Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Initial Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, terminate, renew or extend the Lease.

(e) If Tenant does not give the Extension Notice within the period set forth in Paragraph (a) above, Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

(f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.

(g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Extension Amendment”).

(h) If Tenant exercises its right to extend the Lease Term of the Lease for the Extension Term pursuant to this Addendum One, the defined term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in Paragraph (d) above.

Addendum One - 1

1.	BASIC LEASE PROVISIONS:	1
2.	COMMENCEMENT.	5
3.	USE.	5
4.	RENT.	6
5.	LATE CHARGE.	9
6.	UTILITIES.	9
7.	LANDLORD’S REPAIRS AND MAINTENANCE.	9
8.	TENANT’S REPAIRS AND MAINTENANCE.	9
9.	ALTERATIONS.	10
10.	DESTRUCTION.	10
11.	INSPECTION.	11
12.	SIGNS.	11
13.	ASSIGNMENT AND SUBLETTING.	11
14.	DEFAULT AND REMEDIES.	13
15.	HOLDOVER.	16
16.	RIGHT TO CURE TENANT’S DEFAULT.	17
17.	HOLD HARMLESS.	17
18.	CONDEMNATION.	17
19.	INSURANCE.	18
20.	MORTGAGES.	18
21.	LIENS.	19
22.	GOVERNMENT REGULATIONS.	19
23.	NOTICES.	19
24.	PARKING.	19
25.	OWNERSHIP.	20
26.	SECURITY DEPOSIT.	20
27.	ESTOPPEL CERTIFICATES.	21
28.	CONDITION OF PREMISES.	21
29.	SUBSTITUTE PREMISES.	21
30.	PERSONAL PROPERTY TAXES.	22
31.	BROKERAGE.	22
32.	SEVERABILITY.	22
33.	HAZARDOUS MATERIALS.	22
34.	MISCELLANEOUS.	22

EXHIBIT A	–	PREMISES
EXHIBIT B	–	LEGAL DESCRIPTION OF PROPERTY
EXHIBIT C	–	CONSTRUCTION WORK LETTER
EXHIBIT D	–	RULES AND REGULATIONS
EXHIBIT E	–	MOVE-OUT CONDITIONS
EXHIBIT F	–	TENANT SIGN CRITERIA FOR WESTPARK
EXHIBIT G	–	TENANT ENTITY INFORMATION

ADDENDUM ONE	–	ONE RENEWAL OPTION AT MARKET

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